As filed with the Securities and Exchange Commission on September 21, 2010

File No.333-169103


                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                               Amendment No. 1 to
                                   Form S-1/A
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                               NOVAGEN SOLAR INC.
             (Exact name of registrant as specified in its charter)

                                     Nevada
         (State or Other Jurisdiction of Incorporation or Organization)

                                      3600
            (Primary Standard Industrial Classification Code Number)

                                   98-0471927
                      (I.R.S. Employer Identification No.)

                       3044 Bloor Street West, Suite 1440
                              Toronto, ON  M8X 2Y8
                                  647.628.5375
         (Address and telephone number of principal executive offices)

                             Laughlin International
                               2533 Carson Street
                           Carson City, Nevada 89706
                                  775.883.8484
           (Name, address and telephone number of agent for service)

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated       Accelerated       Non-accelerated      Smaller reporting
filer         [ ]       filer   [ ]       filer       [ ]      company       [X]
                                          (Do not check if
                                          a smaller reporting
                                          company)

CALCULATION  OF  REGISTRATION  FEE

===========================================================================
                  Proposed         Proposed      Proposed
Title of          Maximum          Maximum       Maximum
Each Class of     Number of        Offering      Aggregate     Amount of
Securities to     Shares to be     Price per     Offering      Registration
be Registered     Registered       Share (1)     Price (2)     Fee
---------------------------------------------------------------------------
Common Stock      22,564,600       $    0.01     $ 225,646     $      15.96
---------------------------------------------------------------------------
(1) Based on the price our common stock was most recently sold to the selling stockholders.
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act and based upon 22,564,600 shares of common stock to be sold in this offering.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a) may determine.

                             PRELIMINARY PROSPECTUS
                             SUBJECT TO COMPLETION

                               NOVAGEN SOLAR INC.
                       22,564,600 SHARES OF COMMON STOCK
                             PRICE: $0.01 PER SHARE

This prospectus relates to the resale by the selling stockholder of up to 22,564,600 shares of common stock of Novagen Solar Inc., a Nevada Corporation, that may be resold by the selling stockholders named in this prospectus.

The shares of our common stock were issued to the selling stockholders in transactions that were exempt from registration under sections 4(2) and 4(6) of the Securities Act of 1933 and Regulation S and Regulation D, promulgated thereunder. The selling stockholders have advised us that they will sell the shares of common stock from time to time in the open market, in privately negotiated transactions or a combination of these methods, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices. We will not receive any proceeds from this offering and have not made any arrangements for the sale of common stock by the selling stockholders. However, we have received consideration from the sale of shares of common stock that are presently outstanding. We will pay the expenses of registering these shares.

Prospective investors should rely only on the information contained in this prospectus or any prospectus supplement or amendment thereto. We have not authorized anyone to provide investors with different information. This prospectus may only be used where it is legal to sell these securities. The information in this prospectus is only accurate on the date of this prospectus, regardless of the time of any sale of securities.

An investment in our stock is extremely speculative and involves several significant risks. Prospective investors are cautioned not to invest unless they can afford to lose their entire investment. We urge all prospective investors to read the "Risk Factors" section of this prospectus beginning on page 4 and the rest of this prospectus before making an investment decision.


We have earned no revenue since inception. We have also incurred significant operating losses since inception and we expect to continue to incur losses to implement our business plan. Our auditors have expressed substantial doubt about our ability to continue as a going concern. If we cannot continue as a going concern, then our stockholders may lose all of their investment.


The information in this prospectus is not complete and may be changed. This prospectus is included in the registration statement that was filed by Novagen Solar Inc. with the Securities and Exchange Commission. The selling stockholders may not sell these securities until the registration statement becomes effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the sale is not permitted.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


The  date  of  this  prospectus  is  September  21,  2010.

                               TABLE OF CONTENTS

                                                                            Page

PROSPECTUS SUMMARY                                                             3
  Our  Business                                                                3
  The  Offering                                                                3
  Summary  of  Selected  Financial  Data                                       3
RISK FACTORS                                                                   5
FORWARD-LOOKING STATEMENTS                                                    11
USE OF PROCEEDS                                                               12
DETERMINATION OF OFFERING PRICE                                               12
DILUTION                                                                      12
SELLING STOCKHOLDERS                                                          12
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS                      13
  Holders                                                                     13
  Dividend  Policy                                                            13
  Convertible  Securities                                                     13
DESCRIPTION OF BUSINESS                                                       13
  Overview                                                                    13
  Corporate  History                                                          14
  Products  and  Services                                                     14
  Solar  Power  Plant  Development                                            14
  Manufacturing                                                               15
  Competition                                                                 15
  Suppliers                                                                   16
  Marketing                                                                   16
  Regulations                                                                 16
  Government  Subsidies  and  Incentives                                      16
  Building  Codes                                                             17
  Research  and  Development                                                  18
  Intellectual  Property                                                      18
  Environmental                                                               18
  Employees                                                                   18
PROPERTY                                                                      18
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULT OF OPERATIONS                                                      19
  Overview                                                                    19
  Results  of  Operations                                                     20
  Liquidity  and  Capital  Resources.                                         20
LEGAL PROCEEDINGS                                                             21
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS                  21
  Involvement  in  Certain  Legal  Proceedings                                21
  Committees  of  the  Board                                                  21
  Audit  Committee  Financial  Expert                                         21
  Indemnification                                                             22
EXECUTIVE COMPENSATION                                                        23
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                                23
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT                23
PLAN OF DISTRIBUTION                                                          24
DESCRIPTION OF CAPITAL STOCK                                                  25
  Common  Stock                                                               25
  Preferred  Stock                                                            25
  Anti-takeover  Effects  of  Our  Articles  of  Incorporation  and  Bylaws   26
  Nevada  Anti-Takeover  laws                                                 26
  Transfer  Agent                                                             27
DISCLOSURE OF COMMISSION POSITION ON
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES                                27
LEGAL MATTERS                                                                 27
EXPERTS                                                                       27
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
AND FINANCIAL DISCLOSURE                                                      27
AVAILABLE INFORMATION                                                         27
INDEX TO FINANCIAL STATEMENTS                                                F-1

                               PROSPECTUS SUMMARY

The following summary is not complete and does not contain all of the information that may be important to prospective investors. Each prospective investor is urged to read this prospectus in its entirety before making an investment decision to purchase our common stock.

As used in this prospectus, unless the context otherwise requires, "the Company", "we", "us", "our" or "Novagen" refers to Novagen Solar Inc. "SEC" refers to the Securities Exchange Commission. "Securities Act" refers to the Securities Act of 1933, as amended. "Exchange Act" refers to the Securities Exchange Act of 1934, as amended. "NRS" refer to the Nevada Revised Statutes, as amended.

OUR  BUSINESS


Novagen Solar Inc. (formerly Pickford Minerals Inc.) is a development stage company engaged in the marketing, sale, design and installation of solar energy plants across North America, with an emphasis on turnkey commercial power systems, brownfield revitalization, land reclamation and off-grid community developments. Our business is in the early stages of development. Our currently available capital and cash flows from operations are insufficient to execute our business plan and fund business operations long enough to become cash flow positive or to achieve profitability. Our auditors have expressed substantial doubt about our ability to continue as a going concern. If we cannot continue as a going concern, then investors may lose all of their investment. Our ultimate success will depend upon our ability to raise capital.


We will be required to pursue sources of additional capital through various means, including joint venture projects and debt or equity financings. Future financings through equity investments are likely to be dilutive to existing stockholders. Also, the terms of securities we may issue in future capital transactions may be more favorable for our new investors. Newly issued securities may include preferences, superior voting rights, and the issuance of warrants or other derivative securities, which may have additional dilutive effects. Further, we may incur substantial costs in pursuing future capital and financing, including investment banking fees, legal fees, accounting fees, printing and distribution expenses and other costs.

Our ability to obtain needed financing may be impaired by such factors as the capital markets, both generally and specifically in the renewable energy industry, and the fact that we have not been profitable, which could impact the availability or cost of future financings. If the amount of capital we are able to raise from financing activities, together with our revenue from operations, is not sufficient to satisfy our capital needs, even to the extent that we reduce our operations accordingly, we may be required to cease operations.


There is no assurance that we will be able to obtain financing on terms satisfactory to use, or at all. We do not have any arrangements in place for any future financing. If we are unable to secure additional funding, we may cease or suspend operations. We have no plans, arrangements or contingencies in place in the event that we cease operations.


We currently have no employees other than our sole officer and director, who devotes five hours per week to our operations.

Please carefully read both this prospectus and any prospectus supplement together with the additional information described below under the section entitled "Available Information". Our principal executive offices are located at 3044 Bloor Street West, Suite 1440, Toronto, ON M8X 2Y8. Our telephone number is (647) 628.5375. Our facsimile number is (647) 439-3785.

THE  OFFERING
--------------------------------------------------------------------------------
Number of shares offered                       Up to 22,564,600 common shares
by selling stockholder:

Number of shares outstanding                   43,675,900 common shares
as of the date of this prospectus:

Offering prices:                               Determined at the time of sale
                                               by the selling stockholders

Use of proceeds:                               We will not receive any proceeds
                                               from the sale of the common stock

Over-the-counter Bulletin Board symbol         NOVZ
--------------------------------------------------------------------------------

SUMMARY  OF  SELECTED  FINANCIAL  DATA

We are a development stage company. From the date of our inception on June 22, 2005 we have not generated any revenue or earnings from operations. As of June 30, 2010 our financial data is as follows:
--------------------------------------------------------------------------------
                                                    As at or for the period from
                                                       June 22, 2005 (inception)
                                                                to June 30, 2010
--------------------------------------------------------------------------------

Operations Data

Revenue:                                            $                         0
Net Loss:                                                               452,216

Balance Sheet Data

Total Assets:                                                               242
Total Liabilities:                                                      262,402
Net Tangible Book Value:                                               (262,160)
Net Tangible Book Value Per Share:                                        (0.02)
--------------------------------------------------------------------------------

                                  RISK FACTORS

Any investment in our company involves a high degree of risk. In addition to the other information in this prospectus, the following risk factors should be carefully considered in evaluating an investment in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed and our stockholders could lose all or part of their investment. This discussion also identifies important cautionary factors that could cause our actual results to differ materially from those we currently anticipate.

(1) IT IS IMPOSSIBLE TO EVALUATE THE INVESTMENT MERITS OF NOVAGEN BECAUSE WE HAVE NO OPERATING HISTORY.

We are a development stage company with no operating history upon which an evaluation of our future success or failure can be made. Thus far, our activities have been primarily limited to organizational matters, taking delivery of product samples, sales promotion, raising capital, and the preparation and filing of our securities filings and this prospectus. As a start-up enterprise, we are subject to all the risks inherent in the initial organization, financing, expenditures, complications and delays inherent in a new business. Investors should evaluate an investment in our company in light of the uncertainties encountered by start-up companies in a competitive environment. There can be no assurance that our business will be successful or that we will be able to attain profitability. Our future viability, profitability and growth will depend upon our ability to successfully implement our business plan and to expand our operations. There can be no assurance that any of our efforts will prove successful or that we will not continue to incur operating losses in the future.


(2) OUR AUDITORS HAVE EXPRESSED SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE OPERATIONS AS A "GOING CONCERN".

Since inception, we have suffered recurring losses and net cash outflows from operations, and we expect to continue to incur substantial losses to implement our business plan. Thus far, we have funded operations through common stock issuances and related party loans in order to meet our strategic objectives. We have not established any other source of equity or debt financing. There can be no assurance that we will be able to obtain sufficient funds to implement our business plan. As a result of the foregoing, our auditors have expressed substantial doubt about our ability to continue as a going concern. If we cannot continue as a going concern, then investors may lose all of their investment.


(3) WE WILL NEED ADDITIONAL FINANCING TO EXECUTE OUR BUSINESS PLAN AND FUND OPERATIONS, WHICH MIGHT NOT BE AVAILABLE ON REASONABLE TERMS OR AT ALL.

Our currently available capital and cash flows from operations are insufficient to execute our business plan and fund business operations long enough to become cash flow positive or to achieve profitability. Our ultimate success will depend upon our ability to raise capital. There can be no assurance that additional funds will be available when needed from any source or, if available, will be available on terms that are acceptable to us.

We will be required to pursue sources of additional capital through various means, including joint venture projects and debt or equity financings. Future financings through equity investments are likely to be dilutive to existing stockholders. Also, the terms of securities we may issue in future capital transactions may be more favorable for our new investors. Newly issued securities may include preferences, superior voting rights, and the issuance of warrants or other derivative securities, which may have additional dilutive effects. Further, we may incur substantial costs in pursuing future capital and financing, including investment banking fees, legal fees, accounting fees, printing and distribution expenses and other costs. We may also be required to recognize non-cash expenses in connection with certain securities we may issue, such as convertible notes and warrants, which will adversely impact our financial condition.

Our ability to obtain needed financing may be impaired by such factors as the capital markets, both generally and specifically in the renewable energy industry, and the fact that we have not been profitable, which could impact the availability or cost of future financings. If the amount of capital we are able to raise from financing activities, together with our revenue from operations, is not sufficient to satisfy our capital needs, even to the extent that we reduce our operations accordingly, we may be required to cease operations.

(4) WE ARE EXPOSED TO RISKS ASSOCIATED WITH THE ONGOING FINANCIAL CRISIS AND WEAKENING GLOBAL ECONOMY, WHICH INCREASE THE UNCERTAINTY OF PROJECT FINANCING FOR COMMERCIAL SOLAR INSTALLATIONS AND THE RISK OF NON-PAYMENT BY CUSTOMERS.

The recent severe tightening of the credit markets, turmoil in the financial markets, and weakening global economy may cause slowdowns in the solar industry, which slowdowns could worsen if these economic conditions are prolonged or deteriorate further. The market for solar power systems depends largely on commercial capital spending. Economic uncertainty exacerbates negative trends in these areas of spending, and may negatively affect our ability to complete sales. Difficulties in obtaining capital and deteriorating market conditions may also lead to the inability of some customers to obtain affordable financing, including traditional project financing and tax-incentive based financing, resulting in lower sales to potential customers with liquidity issues. Further, these conditions and uncertainty about future economic conditions make it challenging for us to forecast our operating results, make business decisions, and identify the risks that may affect our business, financial condition and results of operations. If we are unable to timely and appropriately adapt to changes resulting from the difficult macroeconomic environment, our business, financial condition or results of operations may be materially and adversely affected.

(5) SINCE OUR SOLE EXECUTIVE OFFICER HAS LIMITED EXPERIENCE WITH SOLAR ENERGY AND DOES NOT HAVE FORMAL TRAINING SPECIFIC TO SOLAR ENERGY DEVELOPMENT OR INSTALLATION, THERE IS A HIGHER RISK THAT OUR BUSINESS WILL FAIL.

Our sole executive officer has limited experience with solar energy and does not have formal training in photovoltaics or in the technical aspects of developing or installing solar technology. This inexperience presents a higher risk that we will be unable to complete our business plan. In addition, we will be required to rely on the technical services of others with expertise in solar energy in order for us to conduct our planned operations. If we are unable to contract for the services of such individuals, it will make it difficult and may be impossible to pursue our business plan. There is thus a higher risk that our operations, earnings and ultimate financial success could suffer irreparable harm and that our investors will lose all of their investment.

(6) IF WE ARE UNABLE TO COMPETE EFFECTIVELY IN THE INTENSELY COMPETITIVE SOLAR POWER INDUSTRY, WE MAY BE UNABLE TO GAIN MARKET SHARE OR GENERATE SALES.

We operate in a competitive environment that is characterized by price fluctuations, supply shortages and rapid technological change. We compete with major international and domestic companies. Our major competitors include First Solar Inc., SunPower, SPG Solar, Akeena Solar, Sun Edison and Global Solar, as well as numerous other regional players such as Skypower, Pod Generating Group and CarbonFree Technology Inc., and other similar companies primarily located in our operating markets. Our competitors may have greater market recognition and substantially greater financial, technical, marketing, distribution, purchasing, manufacturing, personnel and other resources than we do. Many of our competitors are developing and are currently producing products based on new solar power technologies that may ultimately have costs similar to, or lower than, our projected costs. Many of our current and potential competitors have longer operating histories, greater name recognition, access to larger customer bases and significantly greater financial, sales and marketing, manufacturing, distribution, technical and other resources than we do. As a result, they may be able to respond more quickly to changing customer demands or to devote greater resources to the development, promotion and sales of products than we can.

Some of our competitors own, partner with, have longer term or stronger relationships with solar cell providers which could result in them being able to obtain solar cells on a more favorable basis than we can. It is possible that new competitors or alliances among existing competitors could emerge and rapidly acquire significant market share, which would harm our business. If we fail to compete successfully, our business would suffer and we may lose or be unable to gain market share.

We may in the future compete for potential customers with solar and heating, ventilation and air conditioning systems installers and service providers, electricians, utilities and other providers of solar power equipment or electric power. Competition in the solar power services industry may increase in the future, partly due to low barriers to entry. In addition, we may face competition from other alternative energy resources now in existence or developed in the future. Increased competition could result in price reductions, reduced margins or loss of market share and greater competition for qualified technical personnel.

(7)     EXISTING  REGULATIONS  AND  CHANGES  TO  SUCH  REGULATIONS  MAY  PRESENT
TECHNICAL, REGULATORY AND ECONOMIC BARRIERS TO THE PURCHASE AND USE OF PHOTOVOLTAICS, WHICH MAY SIGNIFICANTLY REDUCE DEMAND FOR OUR PRODUCTS AND SERVICES.

The market for photovoltaics is heavily influenced by foreign, federal, provincial and local government regulations and policies concerning the electric utility industry, as well as internal policies and regulations promulgated by electric utilities. These regulations and policies often relate to electricity pricing and technical interconnection of customer-owned electricity generation. In many countries, including Canada and the United States, these regulations and policies are being modified and may continue to be modified. Customer purchases of, or further investment in the research and development of, alternative energy sources, including solar power technology, could be deterred by these regulations and policies, which could result in a significant reduction in the potential demand for our solar power products. For example, utility companies commonly charge fees to larger, industrial customers for disconnecting from the electric grid or for having the capacity to use power from the electric grid for back-up purposes. These fees could increase the cost to our customers of using our solar power products and services, and make them less desirable, which would harm our business, prospects, results of operations and financial condition. We anticipate that our solar power products and their installation will be subject to oversight and regulation in accordance with national and local ordinances relating to building codes, safety, environmental protection, utility interconnection and metering and related matters. There is also a burden in having to track the requirements of individual states and design equipment to comply with the varying standards. Any new government regulations or utility policies pertaining to our solar power products may result in significant additional expenses to us and our resellers and their customers and, as a result, could cause a significant reduction in demand for our products and services.

(8) THE REDUCTION OR ELIMINATION OF GOVERNMENT ECONOMIC INCENTIVES COULD PREVENT US FROM ACHIEVING SALES AND EARNING REVENUE.

Currently, the cost of solar power exceeds the cost of power furnished by the electric utility grid in many locations. As a result, federal, regional and local government bodies in Canada and the United States have provided incentives in the form of rebates, tax credits and other incentives to end users, distributors, system integrators and manufacturers of solar power products to promote the use of solar energy in on-grid applications and to reduce dependency on fossil fuels. If any of these subsidies or incentives are discontinued, reduced or substantially modified, if growth in any such subsidies or incentives is reduced, or if renewable portfolio standards or similar production requirements are changed or eliminated, demand for our photovoltaic solar products and services could decline or never develop, and our results of operations and financial condition could be materially and adversely affected as a result.

(9) WE WILL BE DEPENDENT UPON A LIMITED NUMBER OF SUPPLIERS FOR OUR SOLAR POWER PRODUCTS AND EQUIPMENT IN THE NEAR TERM, WHICH COULD PREVENT US FROM
DELIVERING OUR PRODUCTS AND SERVICES TO OUR CUSTOMERS WITHIN REQUIRED TIMEFRAMES, RESULTING IN INSTALLATION DELAYS, CANCELLATIONS, LIQUIDATED DAMAGES AND AN INABILITY TO ACHIEVE MARKET SHARE.

We are currently dependent upon third party suppliers for all the photovoltaic products and equipment that we sell and use in our installations. If we fail to develop, maintain, and in many cases, expand our relationships with other suppliers of photovoltaic products, we may be unable to profitably deliver our products and services to our customers within required timeframes. Additionally, the failure of a supplier to supply products in a timely manner, or to supply products that meet our quality, quantity and cost requirements, could impair our ability to provide products and services to our customers, particularly if we are unable to obtain substitute sources of these materials and components on a timely basis or on terms acceptable to us. Consequently, we could be prevented from delivering products and services to our customers within required timeframes, which could result in installation delays, cancellations, liquidated damages, and have a material adverse effect on our business and results of operations.

(10)     WE  ARE DEPENDENT  UPON  OUR  SUPPLIERS  FOR THE COMPONENTS USED IN THE
SYSTEMS WE DESIGN AND INSTALL, AND OUR MAJOR SUPPLIERS ARE DEPENDENT UPON THE CONTINUED AVAILABILITY AND PRICING OF SILICON AND OTHER RAW MATERIALS USED IN SOLAR MODULES.

The solar panels, inverters and other components to be used in our systems will be purchased from a limited number of suppliers. We do not manufacture any of the components to be used in our solar installations. We do not have supply agreements with our suppliers, except for purchase orders on a case-by-case basis, and as such, we are subject to fluctuation in market prices for the components that we purchase for our installations. We cannot ensure that the prices charged by our suppliers will not increase because of changes in market conditions or other factors beyond our control. An increase in the price of components used in our systems could result in reduced margins and/or an increase in costs to our customers and could have a material adverse effect on our revenue and demand for our services. Similarly, our suppliers are dependent upon the availability and pricing of silicon, one of the main materials used in manufacturing solar panels. The world market for solar panels recently experienced a shortage of supply due to insufficient availability of silicon. This shortage caused the prices for solar modules to increase. Interruptions in our ability to procure needed components for our systems, whether due to discontinuance by our suppliers, delays or failures in delivery, shortages caused by inadequate production capacity or unavailability, or for other reasons, could limit our sales and growth. In addition, increases in the prices of modules could make systems that have been sold but not yet installed unprofitable for us. There is no assurance that we will be able to have photovoltaic systems manufactured on acceptable terms or of acceptable quality, the failure of which could lead to a loss of sales and revenues.

(11) WE ARE EXPOSED TO RISKS ASSOCIATED WITH PRODUCT LIABILITY CLAIMS IN THE EVENT THAT THE USE OR INSTALLATION OF OUR PRODUCTS RESULTS IN INJURY OR DAMAGE.

Since the products we will install are devices that produce electricity and heat, it is possible that users could be electrocuted, burned or otherwise injured or even killed by such products, whether by product malfunctions, defects, improper installation or other causes. As a distributor and installer of products that are used by consumers, we face an inherent risk of exposure to product liability claims or class action suits in the event that the use of the solar power products we sell or install results in injury or damage. Moreover, we may not have adequate resources in the event of a successful claim against us. We intend to carry general liability coverage and umbrella liability coverage. We also plan to obtain certificates of insurance from the property owners where we operate and require all subcontractors to name us as an additional insured and as a certificate holder on their policies. The successful assertion of product liability claims against us could result in material reputational and monetary damages and, if our insurance protection is inadequate, could require us to make significant payments.

(12) OUR BUSINESS REQUIRES US TO PLACE OUR EMPLOYEES AND TECHNICIANS ON OUR CUSTOMERS' PROPERTIES, WHICH COULD GIVE RISE TO CLAIMS AGAINST US.

If we are unsuccessful in our installation of products and provision of services to customers, we could damage or cause a material adverse change to their premises or property, which could give rise to claims against us. Any such claims could be material in dollar amount and could significantly damage our reputation. In addition, we are exposed to various risks and liabilities associated with placing our employees and technicians in the homes and workplaces of others, including possible claims of errors and omissions based on the alleged actions of our personnel, including harassment, theft of client property, criminal activity and other claims.

(13) IF PHOTOVOLTAIC TECHNOLOGY IS NOT SUITABLE FOR WIDESPREAD ADOPTION, OR SUFFICIENT DEMAND FOR PHOTOVOLTAIC PRODUCTS DOES NOT DEVELOP OR TAKES LONGER TO DEVELOP THAN WE ANTICIPATE, IT WILL IMPAIR OUR ABILITY TO EARN REVENUE AND ACHIEVE PROFITABILITY.

The market for photovoltaic products is emerging and rapidly evolving, and its future success is uncertain. If photovoltaic technology proves unsuitable for widespread commercial deployment or if demand for photovoltaic products fails to develop sufficiently, we would be unable to generate enough revenue to achieve and sustain profitability. In addition, demand for photovoltaic products in Canada and any other markets or geographic regions we target may not develop or may develop more slowly than we anticipate. Many factors will influence the widespread adoption of photovoltaic technology and demand for photovoltaic products, including:

* fluctuations in economic and market conditions that affect the viability of conventional and other renewable energy sources, such as increases or decreases in the prices of oil and other fossil fuels;

* cost-effectiveness, performance and reliability of photovoltaic products compared to conventional and other renewable energy sources and products;

* success of other renewable energy generation technologies such as hydroelectric, wind, geothermal and biomass;

*    deregulation of the electric power industry and broader energy industry;

*    availability of government subsidies and incentives;

*    capital expenditures by end users of photovoltaic products; and

* availability of raw materials used in the manufacture of photovoltaic products.

(14)     OUR  GROWTH  MAY  NOT  BE MANAGEABLE AND OUR BUSINESS COULD SUFFER AS A
RESULT.

Even if we are successful in developing our new business, failure to manage the growth could adversely affect our operations. We may experience extended periods of very rapid growth, which could place a significant strain on our management, operating, financial and other resources. Our future performance will depend in part on our ability to manage growth effectively. We must develop management information systems, including operating, financial, and accounting systems, improve project management systems and expand, train, and manage employees to keep pace with growth. Our inability to manage growth effectively could negatively affect results of operations and the ability to meet obligations as they come due.

(15) ACQUISITIONS OF OTHER COMPANIES OR INVESTMENTS IN JOINT VENTURES WITH OTHER COMPANIES COULD ADVERSELY AFFECT OUR OPERATING RESULTS, DILUTE OUR STOCKHOLDERS' EQUITY, OR CAUSE US TO INCUR ADDITIONAL DEBT OR ASSUME CONTINGENT LIABILITIES.

To increase our business and maintain our competitive position, we may in the future acquire companies or engage in joint ventures. Acquisitions and joint ventures involve a number of risks that could harm our business and result in the acquired business or joint venture not performing as expected, including:

* insufficient experience with technologies and markets in which the acquired business is involved, which may be necessary to successfully operate and integrate the business;

* problems integrating the acquired operations, personnel, technologies or products with the existing business and products;

* diversion of management time and attention from the core business to the acquired business or joint venture;

* potential failure to retain key technical, management, sales and other personnel of the acquired business or joint venture;

* difficulties in retaining relationships with suppliers and customers of the acquired business, particularly where such customers or suppliers compete with us;

*    subsequent impairment of the acquired assets, including intangible assets;
     and

* assumption of liabilities including, but not limited to, lawsuits, tax examinations, warranty issues, etc.

To the extent that we invest in upstream suppliers or downstream channel capabilities, we may experience competition or channel conflict with certain of our existing and potential suppliers and customers. Specifically, existing and potential suppliers and customers may perceive that we are competing directly with them by virtue of such investments and may decide to reduce or eliminate their supply volume to us or order volume from us.

(16) SINCE OUR BOARD OF DIRECTORS DOES NOT INTEND TO PAY DIVIDENDS ON OUR COMMON STOCK IN THE FORESEEABLE FUTURE, IT IS LIKELY THAT INVESTORS WILL ONLY BE ABLE TO REALIZE A RETURN ON THEIR INVESTMENT BY RESELLING SHARES PURCHASED THROUGH THIS OFFERING.

We intend to retain our future earnings, if any, to support our operations and to finance the growth and development of our business and do not expect to pay cash dividends in the foreseeable future. As a result, the success of an investment in our common stock will likely depend upon any future appreciation in the value of our common stock. There is no guarantee that our common stock will appreciate in value or even maintain its current trading price.

(17) IF WE ARE UNABLE TO HIRE AND RETAIN KEY PERSONNEL, WE MAY NOT BE ABLE TO IMPLEMENT OUR BUSINESS PLAN AND OUR BUSINESS MAY FAIL.

Our future success depends, to a significant extent, on our ability to attract, train and retain capable technical, sales and managerial personnel. Recruiting and retaining capable personnel, particularly those with expertise in the solar power industry, is vital to our success. There is substantial competition for qualified technical and managerial personnel, and there can be no assurance that we will be able to attract or retain the necessary persons. If we are unable to attract and retain qualified employees, our business may fail and our investors could lose their investment.

(18) A CONTROLLING PERCENTAGE OF OUR VOTING STOCK IS HELD BY TWO STOCKHOLDERS, WHICH WILL ALLOW THEM TO MAKE KEY DECISIONS AND EFFECT TRANSACTIONS WITHOUT FURTHER STOCKHOLDER APPROVAL.

Even if all the offered shares of our common stock are sold, two of our stockholders (including our sole officer and director) will beneficially own, in the aggregate, 70 per cent of our outstanding voting stock, on a fully diluted basis. Accordingly, they will be able to control the outcome of stockholder votes, including votes concerning the election of directors, the adoption or amendment of provisions in our Articles of Incorporation and our Bylaws, and the approval of mergers and other significant corporate transactions. These factors may also have the effect of delaying or preventing a change in our management or our voting control. Our Articles of Incorporation do not provide for cumulative voting.

(19) WE MAY ISSUE SHARES OF PREFERRED STOCK WITH GREATER RIGHTS THAN OUR COMMON STOCK, WHICH MAY ENTRENCH MANAGEMENT AND RESULT IN DILUTION OF OUR STOCKHOLDERS' INVESTMENT.

Our Articles of Incorporation authorize the issuance of up to 50,000,000 shares of preferred stock, par value $0.0001 per share. The authorized but unissued preferred stock may be issued by our board of directors from time to time on any number of occasions, without stockholder approval, as one or more separate series of shares comprised of any number of the authorized but unissued shares of preferred stock, designated by resolution of our board of directors stating the name and number of shares of each series and setting forth separately for such series the relative rights, privileges and preferences thereof, including, if any, the: (i) rate of dividends payable thereon; (ii) price, terms and conditions of redemption; (iii) voluntary and involuntary liquidation preferences; (iv) provisions of a sinking fund for redemption or repurchase; (v) terms of conversion to common stock, including conversion price, and (vi) voting rights. Such preferred stock may enable our board of directors to hinder or discourage any attempt to gain control of us by a merger, tender offer at a control premium price, proxy contest or otherwise. Consequently, the preferred stock could entrench our management. The market price of our common stock could be depressed to some extent by the existence of the preferred stock. As of the date of this prospectus, no shares of preferred stock have been issued.

(20) APPLICABLE SEC RULES GOVERNING THE TRADING OF "PENNY STOCKS" LIMIT THE LIQUIDITY OF OUR COMMON STOCK, WHICH COULD MAKE IT DIFFICULT FOR OUR STOCKHOLDERS TO SELL THEIR SHARES.

As the shares of our common stock are penny stock, many brokers are unwilling to effect transactions in that common stock which can make it difficult for our stockholders to sell their shares of our common stock if a market develops for that common stock. Our common stock is defined as a penny stock pursuant to Rule 3a51-1 pursuant to the Securities Exchange Act of 1934. Penny stock is subject to Rules 15g-1 through 15g-10 of the Securities Exchange Act of 1934. Those rules require broker-dealers, before effecting transactions in any penny stock, to:

* Deliver to the customer, and obtain a written receipt for, a disclosure document;

*    Disclose certain price information about the penny stock;

* Disclose the amount of compensation received by the broker-dealer or any associated person of the broker-dealer;

* Send monthly statements to customers with market and price information about the penny stock; and

* In some circumstances, approve the purchasers account pursuant to certain standards and deliver written statements to the customer with information specified in those rules.

Rather than comply with those rules, many broker-dealers refuse to enter into penny stock transactions which may make it more difficult for investors to sell their shares of our common stock and thereby liquidate their investments.

                           FORWARD-LOOKING STATEMENTS

Information in this prospectus contains "forward looking statements" which can be identified by the use of forward-looking words such as "believes", "estimates", "could", "possibly", "probably", "anticipates", "estimates", "projects", "expects", "may", or "should" or other variations or similar words. No assurance can be given that the future results anticipated by the forward-looking statements will be achieved. These statements constitute cautionary statements identifying important factors with respect to those forward-looking statements, including certain risks and uncertainties that could cause actual results to vary materially from the future results anticipated by those forward-looking statements. Such statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section titled "Risk Factors". Among the key factors that have a direct bearing on our results of operations are the effects of various governmental regulations, the fluctuation of our direct costs and the costs and effectiveness of our operating strategy. Other factors could also cause actual results to vary materially from the future results anticipated by those forward-looking statements.

The forward-looking statements are based upon management's current views and assumptions regarding future events and operating performance, and are applicable only as of the dates of such statements. We do not have any intention or obligation to update publicly any forward-looking statements, whether as a result of new information, future events, changes in assumptions, or otherwise.

                                USE OF PROCEEDS

The shares of common stock offered hereby are being registered for the account of the selling stockholders named in this prospectus. As a result, all proceeds from the sales of the common stock will go to the selling stockholders and we will not receive any proceeds from the resale of the common stock by the selling stockholders. We will, however, incur all costs associated with this registration statement and prospectus.

                        DETERMINATION OF OFFERING PRICE

The price at which the shares may actually be sold will be determined by the market price of the common stock as of the date of sale.

                                    DILUTION

The shares to be sold by the selling stockholders are common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing stockholders.

                              SELLING STOCKHOLDERS

This prospectus relates to the resale by the selling stockholders named below from time to time of up to a total of 22,564,600 shares of our common stock that were issued to the selling stockholders pursuant to transactions exempt from registration under sections 4(2) and 4(6) of the Securities Act and Regulation D and Regulation S promulgated thereunder. All of the common stock offered by this prospectus is being offered by the selling stockholders for their own accounts.

The following table sets forth certain information regarding the selling stockholders and the shares offered by them in this prospectus. Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a selling stockholder and the percentage of ownership of that selling stockholder, shares of common stock underlying shares of convertible preferred stock, options or warrants held by that selling stockholder that are convertible or exercisable, as the case may be, within 60 days are included. Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other selling stockholder. Each selling stockholder's percentage of ownership in the following table is based upon 43,675,900 shares of common stock outstanding as of August 20, 2010.

All information with respect to share ownership has been furnished by the selling stockholders. The shares being offered are being registered to permit public secondary trading of the shares and each selling stockholder may offer all or part of the shares owned for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. No selling stockholder is a registered broker-dealer or an affiliate of a registered broker-dealer.


Except as noted below, none of the selling stockholders has had any position, office, or other material relationship within the past three years with Novagen Solar Inc., or any of its predecessors or affiliates.


The term "selling stockholders" also includes any transferees, pledges, donees, or other successors in interest to the selling stockholders named in the table below. To our knowledge, subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares of common stock set forth opposite such person's name. We will file a supplement to this prospectus (or a post-effective amendment hereto, if necessary) to name successors to any named selling stockholders who are able to use this prospectus to resell the securities registered hereby.

--------------------------------------------------------------------------------
                            SHARES OF   PERCENTAGE
                            BENEFICIAL  COMMON       BENEFICIAL   OF COMMON
                            OWNERSHIP   STOCK        OWNERSHIP    STOCK
                            BEFORE THE  INCLUDED IN  AFTER THE    OWNED AFTER
NAME                        OFFERING    PROSPECTUS   OFFERING(1)  OFFERING (2)
--------------------------------------------------------------------------------
Ophion Management Ltd.(3)    5,855,800    5,855,800            0          0.0%

Aberfoyle Investments LP(4)  2,170,000    1,570,000      600,000          1.4%

Fahrinsland Capital LLC(5)  15,738,800   15,138,800      600,000          1.4%
================================================================================
(1) It is assumed for the purposes of this table that the selling stockholders will sell all of the shares included in this prospectus, and that none of the selling stockholders will sell shares of common stock not being included in this prospectus or purchases additional shares of common stock.
(2)  Based on  43,675,900  shares  outstanding  as  of  August  20,  2010.
(3) Ophion Management Ltd. is controlled by Thomas Mills, our sole officer and director, who will beneficially own 20.6% of our common stock after the offering, assuming that Ophion Management Ltd. sells all of its shares included in this prospectus.
(4)  Aberfoyle Investments LP is controlled by John Allen.
(5)  Fahrinsland Capital LLC is controlled by Lavinia Tom.


We may require the selling stockholders to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in these documents in order to make statements in those documents not misleading.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is quoted on the OTC Bulletin Board under the symbol "NOVZ". Trading of our stock is sporadic and does not constitute an established public market for our shares.

HOLDERS

On August 20, 2010, the stockholders' list of our shares of common stock showed 37 registered holders of our shares of common stock and 43,675,900 shares of common stock outstanding. The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of shares of common stock whose shares are held in the names of various security brokers, dealers, and registered clearing agencies.

DIVIDEND  POLICY

We have not declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

CONVERTIBLE  SECURITIES

As part of our acquisition of NSC, on July 10, 2009 we issued a non-interest bearing convertible demand debenture for $30,000 to one of its former stockholders. The convertible debenture was surrendered, unredeemed and unconverted, to the Company on December 1, 2009, as part of the rescission of the acquisition of NSC.

As part of the rescission of our acquisition of NSC, on December 31, 2009 we issued a non-interest bearing convertible demand note for $50,000 to NSC. We paid the note in full on August 10, 2010.

We have not otherwise issued and do not have outstanding any other securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

                            DESCRIPTION OF BUSINESS

OVERVIEW

Solar power systems are used in industrial, commercial and residential applications to convert sunlight directly into electricity. Higher global energy prices, increased environmental awareness and the desire for energy security are accelerating the adoption of solar power. Governments around the world have also implemented various tariffs, tax credits and other incentives designed to encourage the use of solar power.

Novagen Solar Inc. (the "Company") is a full service solar power developer based in Toronto, Ontario. Novagen will market, sell, design and install solar energy plants across North America, with an emphasis on turnkey commercial power systems, brownfield revitalization, land reclamation and off-grid community developments. Novagen's flexible business model will utilize best-in-class products in conjunction with innovative financial solutions to maximize solar yield and generate substantial value for our stockholders while contributing to energy security, social equity, and protection of the ecosystem upon which life depends. Novagen is strategically positioned to capitalize on the feed-in-tariff rates for photovoltaic energy currently in effect in Ontario, Canada.

CORPORATE  HISTORY

Novagen was incorporated in the State of Nevada on June 22, 2005 under the name of Pickford Minerals Inc. We were originally engaged in the exploration of mineral deposits in Labrador, Newfoundland, but due to higher than anticipated costs were unable to implement our exploration program. Motivated by developments in solar technology and believing that market conditions and legislative incentives were favorable, our management made a strategic decision in April 2009 to pursue opportunities in the solar industry.

On April 27, 2009, we entered into an agreement to acquire all the issued and outstanding shares of Novagen Solar (Canada) Ltd., a privately held Canadian corporation formed on February 14, 2009 ("NSC"). At the time of the acquisition, NSC was engaged in the marketing, sale and distribution of a portfolio of solar products based on leading technologies. On May 12, 2009, we changed our name to Novagen Solar Inc. The acquisition of NSC closed on July 10, 2009. Since closing the acquisition of NSC, we have abandoned our mineral exploration interests and focused our business operations exclusively on solar energy.

The address for our head office is 1440-3044 Bloor Street West, Toronto, Ontario M8X 2Y8. Our telephone number is (647) 456-9521. Our facsimile number is (647) 439-3785. Our common stock is quoted on the NASD Over-the-counter Bulletin Board under the symbol "NOVZ".

PRODUCTS  AND  SERVICES

We intend to offer a number of solar products and services that seek to generate revenue from initial installation activities, as well as potential recurring revenue from an installed base of customers.

SOLAR  POWER  PLANT  DEVELOPMENT

Commercial Solar Installations. We plan to develop, finance, construct and operate commercial solar installations in Ontario and throughout the rest of North America, with a focus on rooftop and open-space systems that produce one Megawatt of electricity or less. This is an area of the market that we believe to be underserved. We believe this sector offers faster deployment and better prospects for generating additional business from customers with multiple locations. We will offer property owners a comprehensive range of participation levels and financing packages, including leasing arrangements, that will have the broadest possible appeal. As part of our turnkey system, we will design and specify the appropriate system, manage its installation and maintenance, and arrange for all of the necessary financing. We will also take care of the required permitting and apply for subsidies. Additionally, we will arrange for monitoring and maintenance to ensure installed systems are kept in peak condition throughout their expected life.

Solar Power Plants. We intend to develop large scale (in excess of one Megawatt), ground-mounted solar power plants, either alone or in partnership with others. We plan to seek regulatory approval for a 10 Megawatt installation in Ontario, Canada, by the end of 2011.

Brownfield Revitalization Brownfields are real property, the expansion, redevelopment, or reuse of which may be complicated by the presence or potential presence of a hazardous substance, pollutant, or contaminant. Cleaning up and reinvesting in these properties protects the environment, reduces blight, and takes development pressures off greenspaces and working lands. The U.S. Environmental Protection Authority estimates that there are more than 450,000 brownfields in the U.S. The number of brownfields in Canada is not known, but according to the Canadian Brownfields Network, many are held by municipalities. We believe that solar energy technologies are well suited for use at brownfield sites because they require very little maintenance and can be installed on the ground without penetrating the surface or disturbing existing contamination. We intend to work with property owners and municipalities to assist in the revitalization of brownfields by providing turnkey solar energy solutions utilizing best-in-class photovoltaic arrays and building integrated solar energy systems.

Land Reclamation. Land reclamation refers to the restoration of land damaged by mining, erosion, or some other activity or process. The process of reclamation includes maintaining water and air quality, minimizing flooding, erosion and damage to wildlife and aquatic habitats caused by surface mining. In respect of former mining sites, reclamation generally involves filling in excavations, grading the land to avoid leaving steep slopes, placing the original topsoil on the graded surface, and planting the topsoil with vegetation. Through a collaboration with our industry partners, we plan to provide mining companies with sustainable solar energy solutions for responsible exploration and mining practices, such as providing solar power for mining operations and reclamation activities, and post-reclamation solar power plant development.

Off-Grid Communities. According to Natural Resources Canada, there are over 300 remote communities in Canada with a total population of 200,000. These communities are not connected to the North American electrical grid or piped natural gas network and are permanent or long-term settlements. Many of them are very dependent on imported oil and pay energy costs that can be up to ten times higher than in the rest of Canada. We intend to assist Canada's remote communities to deploy solar solutions appropriate for their needs, including the development of solar power plants to provide clean, reliable energy. In addition to providing turnkey systems, we will assist communities to establish and nurture a maintenance support infrastructure for their power plant(s). Such an infrastructure, while not complex, must be functional and appropriate for the size, complexity and sophistication of the system deployed. We will provide training for local residents, documentation matched to local capabilities, spare-parts inventory and component resupply. By providing communities with appropriate technology and infrastructure training, we will improve their self-sufficiency while creating jobs and supporting the local economy.

MANUFACTURING

We intend to engage in manufacture of PV products within the next two years of operations, with a focus on modules, inverters and mounting/tracking systems utilized in our solar plants. The determination as to which products we will seek to manufacture will depend on market response, the availability of raw materials, available capital, and our ability to obtain manufacturing rights on a profitable basis. There can be no assurance that we will have access to sufficient capital to develop manufacturing operations. If we are unable to establish manufacturing operations, we will be entirely dependent upon third parties for the supply of products, which could limit our growth and results of operations.

COMPETITION

The solar market is intensely competitive and rapidly evolving. The number of solar product resellers and integrators has rapidly increased due to the growth of actual and forecast demand for solar products and the relatively low barriers to entry. We have only recently commenced operations, and do not presently hold a significant competitive market position in the solar market. Many of our competitors are large, well established companies with substantially larger operating staffs and greater capital resources than we have, which have been engaged in the solar energy business for a much longer time than we have.

Our ability to compete will depend upon our ability to establish supply relationships with wholesalers, OEM distributors and independent manufacturers providing the most efficient solutions. Specifically, we will compete with major PV module manufacturers, such as Sharp Corporation, Suntech Power, BP Solar, GE Energy, Mitsubishi, and Sanyo; and integrated manufacturers of PV products such as First Solar, Inc., Kyocera Corporation, Renewable Energy Corporation, Solar World AG and Sun Power Corporation. We will also compete with numerous regional and national solar installation companies, including First Solar Inc., Skypower, Pod Generating Group and CarbonFree Technology Inc. We also expect to compete with new entrants to the solar market, including those that offer more advanced technological solutions or that have greater financial resources. Furthermore, the entire solar industry also faces competition from conventional energy and non-solar renewable energy providers.

We believe that we will be able to successfully compete by integrating products with our installation services to provide turnkey solar power solutions. By providing strong technical, financial and regulatory expertise, while capitalizing on our management's relationships with government, suppliers and enterprise-level end users, we believe that Novagen will be able to establish itself in North America as a significant full-service solar power developer.

SUPPLIERS

By establishing strategic partnerships with major component suppliers we will ensure that every new project is designed and installed with the most advanced technology appropriate for our customers. We will purchase PV panels used in our solar power systems principally from PowerCom Co. Inc., Green Energy
Technology Inc., Day4Energy Inc., Kyocera Solar and Suntech America and we purchase inverters principally from SatCon Power Systems, which components will represent approximately two-thirds of our component requirements. Hardware and other materials will be readily available for off-the-shelf purchase.

We intend to remain independent of any one technology or equipment vendor to ensure that we will be able to offer our customers turnkey solutions best suited to their individual needs. As such, we do not have supply agreements with our suppliers, except for purchase orders on a case-by-case basis. Although PV panels are manufactured world-wide, we are subject to market price fluctuation and vendor lead time and inventory for the components that we purchase.

MARKETING

We will sell our solar power systems directly to commercial, industrial and governmental customers, through an internal sales and marketing staff. We may appoint additional sales representatives as independent contractors to solicit business and identify potential development opportunities. We expect to rely heavily on the relationships between our management and end users in our target market.

We believe that, depending upon the size of the projects, it is likely that a significant portion of our initial business will derive from a small number of customers. There can be no assurance that the loss of any such customer would not adversely affect our business or results of operations. We expect that our customer mix will change as we expand our operations.

REGULATIONS

The market for electricity generation products is heavily influenced by national, regional and local government regulations and policies concerning the electric utility industry, as well as internal policies and regulations promulgated by electric utilities. These regulations and policies often relate to electricity pricing and technical interconnection of customer-owned electricity generation. In Canada and in a number of other countries, these regulations and policies are being modified and may continue to be modified. Customer purchases of, or further investment in the research and development of, alternative energy sources, including solar power technology, could be deterred by these regulations and policies, which could result in a significant reduction in the potential demand for our solar products.

Our operations are subject to a variety of national, federal, regional and local laws, rules and regulations relating to worker safety and the use, storage, discharge and disposal of environmentally sensitive materials. Because we outsource and do not manufacture our solar power systems, we do not use, generate, store or discharge toxic, volatile or otherwise hazardous chemicals and wastes. We believe that we are in compliance in all material respects with all laws, rules, regulations and requirements that affect our business. Further, we believe that compliance with such laws, rules, regulations and requirements does not impose a material impediment on our ability to conduct business.

GOVERNMENT  SUBSIDIES  AND  INCENTIVES

We believe that economic and national security issues, technological advances, environmental regulations seeking to limit emissions by fossil fuel, air pollution regulations restricting the release of greenhouse gasses, aging electricity transmission infrastructure and depletion and limited supply of fossil fuels, has made reliance on traditional sources of fuel for generating electricity less attractive. Government policies, in the form of both regulation and incentives, have accelerated the adoption of solar technologies by businesses and consumers. For example, in the United States, the 2005 energy bill enacted a 30% investment tax credit for solar, and in January 2006 California approved the largest solar program in the country's history that provides for long term subsidies in the form of rebates to encourage use of solar energy where possible. On October 1, 2009, the Province of Ontario approved the highest feed-in-tariff subsidies in North America at that time.

Currently, the cost of solar power exceeds the cost of power furnished by the electric utility grid in many locations. Various subsidies and tax incentive program exist at the national, regional and local levels to encourage the adoption of solar power including the following:

Capital Cost Rebates - provide funds to customers based on the cost of size of a customer's solar power system.

Performance-Based Incentives - provide funding to customers based on the energy produced by their solar energy system.

Feed-In Tariff Subsidies - government imposed prices set above market rates (which may differ by system size or application) that utilities are required to pay for renewable electricity generated by end-users for a guaranteed period of time.

Tax  Credits  -  reduce  a  customer's  taxes  at  the  time  the taxes are due.

Net Metering - enables end-users to sell any excess electricity they generate from solar energy to their local utility in exchange for a credit against their utility bills (usually combined with rebates).

Renewable Portfolio Standards - government mandates that a certain portion of electricity delivered to customers by utilities come from a set of eligible renewable energy resources, and in some instances, that a portion of the renewable energy quota must be generated by solar energy.

If any of these subsidies or incentives are discontinued, reduced or substantially modified, if growth in any such subsidies or incentives is reduced, or if renewable portfolio standards or similar production requirements are changed or eliminated, demand for our solar products could decline or never develop, and our results of operations and financial condition could be materially and adversely affected as a result.

Despite the benefits of solar power, there are also certain risks and challenges faced by solar power. Solar power is heavily dependent on government subsidies to promote acceptance by mass markets. We believe that the near-term growth in the solar energy industry depends significantly on the availability and size of these government subsidies and on the ability of the industry to reduce the cost of generating solar electricity. The market for solar energy products is, and will continue to be, heavily dependent on public policies that support growth of solar energy. There can be no assurance that such policies will continue. Any decrease in the level of rebates, incentives or other government support for solar energy would have an adverse affect on our ability to sell our products.

Incentives vary by country, region, and electric utility. Within the United States, one national incentive is the federal 30% investment tax credit ("ITC") and special depreciation rules. The ITC credit is capped at $2,000 for residential customers while commercial customers are not subjected to any cap while federally approved accelerated depreciation is limited to commercial customers. The economic value in each given situation of the ITC and accelerated depreciation depends on the tax status of the customer. Additionally, several states offer various tax credits to commercial and residential customers. Residential customers and commercial customers are often eligible for different non-tax incentives such as rebates, grants, performance based incentives and feed-in-tariffs, which vary greatly from state to state and utility to utility and are often tiered according to a project's size and eligibility. Support for solar energy projects outside the United States also vary greatly based on different programs in each country.

Within Canada, the Province of Ontario has implemented a program for feed-in-tariff subsidies ("FiT"). Under the FiT program, the Provincial electric utility will purchase power generated through PV at premium rates for a period of 20 years, guaranteed by the Provincial Government. Additional provincial policies that will encourage the development of solar energy in Canada are expected in 2010.

BUILDING  CODES

We are required to obtain building permits and comply with local ordinances and building codes for each project, the cost of which is included in our estimated costs for each proposal.

RESEARCH  AND  DEVELOPMENT

We have not undertaken any research or development over the last two fiscal years. We intend to establish cooperative research and development agreements with certain universities, customers and suppliers with a view to developing new solar products to which we will have sales rights. Our participation in any such arrangement may be limited to financing and administration. We may conduct the research or development ourselves, or in conjunction with others. When we collaborate on the development of any intellectual property, we will seek ownership of the intellectual property or the exclusive worldwide right to exploit such intellectual property. We have not established a budget for contributions to research and development. Where appropriate, we may also acquire, commercialize and improve new or existing technologies.

INTELLECTUAL  PROPERTY

We do not own any of the intellectual property rights to any of the products that we sell.

ENVIRONMENTAL

Our planned operations are currently limited to the development and operation of solar power stations. As such, we are not aware of any environmental laws that are applicable to our business, or which could result in any material compliance costs to us or effects on our business.

EMPLOYEES

We currently have no employees other than our sole officer and director, who have not been paid for his services. As we implement our business plan, we expect to add significant numbers of employees. We anticipate that by December 31, 2010, we will have approximately five full-time employees, of which two will be sales-related, one will be an electrical engineer, one will be executive and one will be administrative.

By March 31, 2011, we intend to engage the services of a construction professional to oversee power plant development. We may also retain qualified persons from time to time on a contract basis to further assist in power plant development. We plan to keep our operating costs low by using supplemental contract labor and subcontracting portions of work to installers and other specialists, as is common in the construction industry.

By June 30, 2011, we intend to engage two new executive officers, being the President and the Chief Financial Officer, and an additional external director.

While we do not presently have any employment agreements with our officers and directors, we plan to enter into agreements with each of our key employees, including executive officers, by June 30, 2011. We do not presently have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, we may adopt such plans in the future. There are presently no personal benefits available to our officers and directors. See "Executive Compensation".

                                    PROPERTY

We  do  not  presently  own  or  have  an  interest  in  any  real  property.

   MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULT OF
                                   OPERATIONS

THE FOLLOWING DISCUSSION AND ANALYSIS OF OUR PLAN OF OPERATION SHOULD BE READ IN CONJUNCTION WITH THE FINANCIAL STATEMENTS AND THE RELATED NOTES. THIS DISCUSSION CONTAINS FORWARD-LOOKING STATEMENTS BASED UPON CURRENT EXPECTATIONS THAT INVOLVE RISKS AND UNCERTAINTIES, SUCH AS OUR PLANS, OBJECTIVES, EXPECTATIONS AND INTENTIONS. OUR ACTUAL RESULTS AND THE TIMING OF CERTAIN EVENTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS AS A
RESULT OF CERTAIN FACTORS, INCLUDING THOSE SET FORTH UNDER "RISK FACTORS," "DESCRIPTION OF BUSINESS" AND ELSEWHERE IN THIS PROSPECTUS.

OVERVIEW

Until July 10, 2009, our business plan was to explore our mineral property to determine whether it contained commercially exploitable reserves of valuable minerals. Our plan was to commence a mineral exploration program that would have involved expanded geological mapping, and geochemical sampling that would cover previously established grid areas, as well as other prospective sites that might have been developed to delineate either base metals or industrial minerals. Due to higher than anticipated fuel costs, we were unable to commence our exploration program as planned in 2008. By the second quarter of 2009, we had insufficient capital to initiate complete our program. In light of market conditions, our management determined in our second fiscal quarter of 2009 that it was in our best interests to review opportunities in the field of solar energy.

On April 27, 2009, we entered into the Reorganization Agreement with the stockholders of NSC to acquire all the issued and outstanding shares of NSC. NSC was the exclusive sales agent in Canada of RSi, and a non-exclusive sales agent for RSi everywhere else in the world. The acquisition of NSC was closed on July 10, 2009. As a result of the acquisition, we abandoned our mineral exploration interests and began pursuing the marketing, sale and distribution of PV products as our primary business.

On November 10, 2009, the Company agreed with NSC and RSi to terminate the Sales License granting NSC the right to sell photovoltaic products distributed by RSi. The termination released all parties to the sales license from all claims and obligations arising from the sales license or the termination thereof. On December 1, 2009, the acquisition of NSC was rescinded, resulting in all issued and outstanding shares of NSC being returned to the original NSC stockholders in exchange for all securities issued by the Company as part of the acquisition.

As part of the rescission of our acquisition of NSC, on December 31, 2009 we issued a non-interest bearing convertible demand note for $50,000 to NSC for the acquisition of the solar panels. On August 10, 2010, we repaid the demand note in full.

Our business is in the early stages of development. While we presently have sufficient funds to sustain minimal operations for the next 12 months, we do not currently have any cash flows from operations and our available capital is insufficient to implement our business plan and fund business operations long enough to become cash flow positive or to achieve profitability. Our management believes that a minimum of $600,000 will be required to execute our business plan and secure development and regulatory approvals for solar power stations over the next twelve months. Our currently available capital and cash flows from operations are insufficient to execute our current business plan and fund business operations long enough to become cash flow positive or to achieve profitability. Our ultimate success will depend upon our ability to raise capital.

We will be required to pursue sources of additional capital through various means, including joint venture projects and debt or equity financings. Future financings through equity investments are likely to be dilutive to existing stockholders. Also, the terms of securities we may issue in future capital transactions may be more favorable for our new investors. Newly issued securities may include preferences, superior voting rights, and the issuance of warrants or other derivative securities, which may have additional dilutive effects. Further, we may incur substantial costs in pursuing future capital and financing, including investment banking fees, legal fees, accounting fees, printing and distribution expenses and other costs. We may also be required to recognize non-cash expenses in connection with certain securities we may issue, such as convertible notes and warrants, which will adversely impact our financial condition.

Our ability to obtain needed financing may be impaired by such factors as the capital markets, both generally and specifically in the renewable energy industry, and the fact that we have not been profitable, which could impact the availability or cost of future financings. If the amount of capital we are able to raise from financing activities, together with our revenue from operations, is not sufficient to satisfy our capital needs, even to the extent that we reduce our operations accordingly, we may be required to cease operations.

There is no assurance that we will be able to obtain financing on terms satisfactory to use, or at all. We do not have any arrangements in place for any future financing. If we are unable to secure additional funding, we may cease or suspend operations. We have no plans, arrangements or contingencies in place in the event that we cease operations.


We have not earned revenue since inception and we presently have no solar power installations in operation. Since inception, we have suffered recurring losses and net cash outflows from operations, and our activities have been financed from the proceeds of share subscriptions and loans from management and non-affiliated third parties. We expect to continue to incur substantial losses to implement our business plan. We have not established any other source of equity or debt financing and there can be no assurance that we will be able to obtain sufficient funds to implement our business plan. As a result of the foregoing, our auditors have expressed substantial doubt about our ability to continue as a going concern. If we cannot continue as a going concern, then investors may lose all of their investment.


RESULTS  OF  OPERATIONS

YEAR ENDED DECEMBER 31, 2009 COMPARED TO THE YEAR ENDED DECEMBER 31, 2008

We recorded a net loss of $396,673 for the year ended December 31, 2009, compared with a net loss of $29,599 for the year ended December 31, 2008. Operating expenses consisted of consulting fees, professional fees, interest expenses and other general corporate expenses. Operating expenses were $396,673 for the year ended December 31, 2009, compared with $29,599 in operating expenses for the year ended December 31, 2008. The increase was a result of costs associated with our change of business and consulting fees associated with the exploration of our mineral properties.

Marketing expenses for the 2009 fiscal year were $184,591, compared to Nil for fiscal 2008. Marketing expenses included all costs associated with exhibiting at the ICSC trade show in Las Vegas, Nevada and the Intersolar trade shows in Munich, Germany and San Francisco, California.

Director fees in fiscal 2009 were $110,000, compared to Nil for the 2008 fiscal year. The increase was due to issuance of 200,000 common stock at a price of $0.55 per share to a director of the Company.

Professional fees were $17,905 for the year ended December 31, 2009, compared with $24,312 for the year ended December 31, 2008. Professional fees incurred in fiscal year 2009 consist of accounting fees associated with our acquisition of NSC, and the audited financial statements and periodic reporting obligations.

Consulting fees for the year ended December 31, 2009 were $2,300, compared with $1,412 for the year ended December 31, 2008. Consulting fees incurred in fiscal 2009 were due to assistance with the preparation of our quarterly financial reports.

General office expenses were $7,684 for the year ended December 31, 2009, compared with office expenses of $2,064 for the year ended December 31, 2008. The increase was due to increase in operating activities in 2009.

QUARTER ENDED JUNE 30, 2010 COMPARED TO THE QUARTER ENDED JUNE 30, 2009

We realized a net loss of $1,583 during the three month period ended June 30, 2010, due to operating expenses. Operating expenses during the period consisted of professional fees and other general corporate expenses. Operating expenses for the three month period ended June 30, 2009 were $65,484 and were attributable to marketing expenses, professional fees, office expenses and other general corporate expenses.

LIQUIDITY  AND  CAPITAL  RESOURCES.

As of June 30, 2010, our total liabilities increased to $262,402 comprised of $155,518 in trade debt arising from professional fees and our exhibition at several trade shows, $56,884 owing to a director for expenses incurred on our behalf and a non-interest bearing convertible debenture of $50,000 owing to NSC. As of June 30, 2010, total liabilities were $262,402. On August 10, 2004, we repaid the convertible note owing to NSC in full.

On August 4, 2010, we agreed to issue 22,564,600 shares of our common stock in full and final satisfaction of $225,646 in debt, of which $58,558 was owed to our sole director and officer. Our management believes that the retirement of the outstanding debt obligations will improve Novagen's ability to obtain financing.

On August 16, 2010, Novagen issued a total of 10,000,000 shares of our common stock at $0.01 per share for gross proceeds of $100,000.

                               LEGAL PROCEEDINGS

Neither Novagen Solar Inc., nor any of its officers or directors is a party to any material legal proceeding or litigation and such persons know of no material legal proceeding or contemplated or threatened litigation. There are no judgments against Novagen Solar Inc. or its officers or directors. None of our officers or directors have been convicted of a felony or misdemeanour relating to securities or performance in corporate office.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following sets forth our directors, executive officers, promoters and control persons, their ages, and all offices and positions held. Directors are elected for a period of one year and thereafter serve until their successor is duly elected by the stockholders. Officers and other employees serve at the will of the Board of Directors.

--------------------------------------------------------------------------------
                                                           TERM PERIOD SERVED AS
NAME AND ADDRESS         POSITION                   AGE    DIRECTOR/OFFICER
--------------------------------------------------------------------------------

Thomas Mills             Chief Executive Officer,    42    2009 to present
1440-3044 Bloor St. W.   President,
Toronto, Ontario         Chief Financial Officer
M8X 2Y8                  and a director
================================================================================

Thomas Mills is presently our sole officer and a director since July 10, 2009. Mr. Mills was the co-founder of Thrust Energy Corp., an oil and gas exploration company in June 2005, and has been its Chief Executive Officer, President, Chief Financial Officer and a director since inception. Mr. Mills was also the co-founder of AMP Productions Ltd., a motion picture production company in March 2003, and has served as its Chief Executive Officer, President, Chief Financial Officer and a director since its inception. Mr. Mills was the co-founder of Kingston Mines Ltd., a mineral exploration company in June 2005, and was its Vice-President, Chief Financial Officer and a director until April 2008. Mr. Mills also served as the President of Kingston Mines Ltd. from January 2008 until April 2008. From 2001 to September 2004, Mr. Mills was the Chief Executive Officer and President of Torrent Energy Corp., a natural gas exploration company, acting as its Chief Financial Officer from March 2004 to September 2004. He received his Bachelor of Laws degree from the University of British Columbia in 1996, and holds a Bachelor of Arts degree with an emphasis on management and organizational behavior, obtained from the University of Waterloo, Waterloo, Ontario in 1992. Mr. Mills was called to the Bar of British Columbia in 1997, and remains a part-time practicing member.

INVOLVEMENT  IN  CERTAIN  LEGAL  PROCEEDINGS


During the past ten years none of our directors, executive officers, promoters or control persons have:


(1) had any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

(2) been convicted in a criminal proceeding or subject to a pending criminal proceeding;

(3) been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

(4) been found by a court of competent jurisdiction in a civil action, the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

COMMITTEES  OF  THE  BOARD

All proceedings of the board of directors for the fiscal year ended December 31, 2009 were conducted by resolutions consented to in writing by our board of directors and filed with the minutes of the proceedings of our board of directors. Novagen does not have nominating, compensation or audit committees or committees performing similar functions nor does our company have a written nominating, compensation or audit committee charter. Our board of directors does not believe that it is necessary to have such committees because it believes that the functions of such committees can be adequately performed by the board of directors.

Novagen does not have any defined policy or procedure requirements for stockholders to submit recommendations or nominations for directors. The board of directors believes that, given the stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. Our company does not currently have any specific or minimum criteria for the election of nominees to the board of directors and we do not have any specific process or procedure for evaluating such nominees. The board of directors will assess all candidates, whether submitted by management or stockholders, and make recommendations for election or appointment.

A shareholder who wishes to communicate with our board of directors may do so by directing a written request addressed to our President, Thomas Mills, at the address appearing on the first page of this registration statement.

AUDIT  COMMITTEE  FINANCIAL  EXPERT

We do not have a standing audit committee. Our directors perform the functions usually designated to an audit committee. Our board of directors has determined that we do not have a board member that qualifies as an "audit committee financial expert" as defined in Item 407(d)(5) of Regulation S-K, nor do we have a board member that qualifies as "independent" as the term is used in Item 7(d)(3)(iv)(B) of Schedule 14A under the Securities Exchange Act of 1934, as amended, and as defined by Rule 4200(a)(14) of the NASD Rules.

We believe that our board of directors is capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. Our board of directors does not believe that it is necessary to have an audit committee because management believes that the functions of an audit committees can be adequately performed by the board of directors. In addition, we believe that retaining an independent director who would qualify as an "audit committee financial expert" would be overly costly and burdensome and is not warranted in our circumstances given the stage of our development and the fact that we have not generated any positive cash flows from operations to date.

As we generate revenue in the future, we intend to form a standing audit committee and identify and appoint a financial expert to serve on our audit committee.

INDEMNIFICATION

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

                             EXECUTIVE COMPENSATION

To date we have no employees other than our sole officer and director. No compensation has been awarded, earned or paid to our sole officer and director. We have no employment agreements with our officer. We do not contemplate entering into any employment agreements until such time as we have positive cash flows from operations.

There is no arrangement pursuant to which any of our directors has been or is compensated for services provided as one of our directors.

There are no stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers or directors. We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

As part of the rescission of the acquisition of NSC, we agreed to reimburse NSC for $50,000 in costs and expenses incurred by it in the acquisition of its sales license from RSi. On December 31, 2009, we issued to NSC a non-interest bearing convertible debenture in an amount equal to $50,000. On August 10, 2010, we repaid the debenture in full. Thomas Mills, our sole director and officer, was a controlling shareholder of NSC until July 1, 2010, when he divested himself of all beneficial ownership of it.

As at August 1, 2010, the Company owed $58,558 to Thomas Mills, our sole officer and director, for disbursements he incurred on behalf of the Company. On August 4, 2010, we issued 5,855,800 shares of our common stock to Thomas Mills in full and final settlement of the debt owing to him.

On August 16, 2010, we issued 2,300,000 shares of our common stock to Gisela Mills at $0.01 per share, for gross proceeds of $23,000. Gisela Mills is the mother of Thomas Mills.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the Record Date, information concerning ownership of the Company's securities by (i) each Director, (ii) each executive officer, (iii) all directors and executive officers as a group; and (iv) each person known to the Company to be the beneficial owner of more than five percent of each class:

The number and percentage of shares beneficially owned includes any shares as to which the named person has sole or shared voting power or investment power and any shares that the named person has the right to acquire within 60 days.

--------------------------------------------------------------------------------
                                                         BENEFICIAL OWNERSHIP
                                                           COMMON     PERCENTAGE
NAME OF BENEFICIAL OWNER                                   SHARES       OF CLASS
--------------------------------------------------------------------------------

Thomas  Mills                                          14,855,800          34.0%
--------------------------------------------------------------------------------

All directors and executive officers, as a group       14,855,800          34.0%
--------------------------------------------------------------------------------

Gisela  Mills  (1)                                      2,840,000           6.5%

Fahrinsland  Capital  LLC                              15,738,800          36.0%
--------------------------------------------------------------------------------

All  beneficial owners of more than
5% of the Company's common stock, as a group           18,578,800          42.5%
================================================================================
(1) Gisela Mills is the mother of Thomas Mills, our sole officer and director.

The address for all directors, executives officers and beneficial owners of more than 5% of our common stock is 3044 Bloor Street West, Suite 1440, Toronto, ON M8X 2Y8.

Unless otherwise noted, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. For purposes hereof, a person is considered to be the beneficial owner of securities that can be acquired by such person within 60 days from the date hereof, upon the exercise of warrants or options or the conversion of convertible securities. Each beneficial owner's percentage ownership is determined by assuming that any such warrants, options or convertible securities that are held by such person (but not those held by any other person) and which can be exercised within 60 days from the date hereof, have been exercised.

                              PLAN OF DISTRIBUTION

The selling stockholders and any of their pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or quoted or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

* ordinary brokerage transactions and transactions in which the broker-dealer solicits investors;

* block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

* purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

* an exchange distribution in accordance with the rules of the applicable exchange;

*    privately negotiated transactions;

* to cover short sales made after the date that this registration statement is declared effective by the Commission;

* broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

*    a combination of any such methods of sale; and

*    any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the shares registered hereunder may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute our common stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

We are required to pay all fees and expenses incident to the registration of the offered shares, but we will not receive any proceeds from the sale of the shares. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because selling stockholders may be deemed to be "underwriters" within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling stockholders.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the offered shares may be resold by the selling stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The offered shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the offered shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the offered shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

                          DESCRIPTION OF CAPITAL STOCK

COMMON  STOCK

We are authorized to issue up to 100,000,000 shares of common stock, par value $0.0001 per share. Each outstanding share of common stock entitles the holder thereof to one vote per share on all matters submitted to a stockholder vote. Holders of our common stock do not have pre-emptive rights to purchase shares in any future issuance of our common stock. Our common stock does not carry any conversion rights and there are no redemption provisions.

Our common stock does not carry any cumulative voting rights. As a result, holders of a majority of the shares of common stock voting for the election of directors can elect all of our directors. At all meetings of stockholders, except where otherwise provided by statute or by our Articles of Incorporation or by our Bylaws, the presence in person or by proxy duly authorized by holders of not less than twenty percent (20%) of the outstanding shares of stock entitled to vote shall constitute a quorum for the transaction of business. A vote by the holders of a majority of our outstanding shares is required to effect certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation.

Holders of our common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. There are no provisions for a sinking fund in respect of our common stock.

PREFERRED  STOCK

We are authorized to issue up to 50,000,000 shares of preferred stock, par value $0.0001 per share, in one or more classes or series as may be determined by our board of directors, who may establish, from time to time, the number of shares to be included in each series, may fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. Any preferred stock so issued by the board of directors may rank senior to the common stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up of us, or both. Moreover, under certain circumstances, the issuance of preferred stock or the existence of the unissued preferred stock might tend to discourage or render more difficult a merger or other change of control.

No shares of our preferred stock are currently outstanding. The issuance of shares of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of our outstanding voting stock.

ANTI-TAKEOVER  EFFECTS  OF  OUR  ARTICLES  OF  INCORPORATION  AND  BYLAWS

Our Articles of Incorporation and bylaws contain certain provisions that may have anti-takeover effects, making it more difficult for or preventing a third party from acquiring control of Novagen or changing its board of directors and management. According to our bylaws and Articles of Incorporation, neither the holders of our common stock nor the holders of our preferred stock have cumulative voting rights in the election of our directors. The combination of the present ownership by a few stockholders of a significant portion of our issued and outstanding common stock and lack of cumulative voting makes it more difficult for other stockholders to replace our board of directors or for a third party to obtain control of Novagen by replacing its board of directors.

NEVADA  ANTI-TAKEOVER  LAWS

Business  Combinations

The "business combination" provisions of Sections 78.411 to 78.444, inclusive, of the NRS, prohibit a Nevada corporation with at least 200 stockholders from engaging in various "combination" transactions with any interested stockholder: for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the transaction is approved by the board of directors prior to the date the interested stockholder obtained such status; or after the expiration of the three-year period, unless:

* the transaction is approved by the board of directors or a majority of the voting power held by disinterested stockholders, or

* if the consideration to be paid by the interested stockholder is at least equal to the highest of: (a) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested stockholder, whichever is higher, (b) the market value per share of common stock on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher, or (c) for holders of preferred stock, the highest liquidation value of the preferred stock, if it is higher.

A "combination" is defined to include mergers or consolidations or any sale, lease exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions, with an "interested stockholder" having: (a) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation, (b) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation, or (c) 10% or more of the earning power or net income of the corporation.

In general, an "interested stockholder" is a person who, together with affiliates and associates, owns (or within three years, did own) 10% or more of a corporation's voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire our company even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Control  Share  Acquisitions.

The "control share" provisions of Sections 78.378 to 78.3793, inclusive, of the NRS, which apply only to Nevada corporations with at least 200 stockholders, including at least 100 stockholders of record who are Nevada residents, and which conduct business directly or indirectly in Nevada, prohibit an acquirer, under certain circumstances, from voting its shares of a target corporation's stock after crossing certain ownership threshold percentages, unless the acquirer obtains approval of the target corporation's disinterested stockholders. The statute specifies three thresholds: one-fifth or more but less than one-third, one-third but less than a majority, and a majority or more, of the outstanding voting power. Once an acquirer crosses one of the above thresholds, those shares in an offer or acquisition and acquired within 90 days thereof become "control shares" and such control shares are deprived of the right to vote until disinterested stockholders restore the right. These provisions also provide that if control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters' rights.

TRANSFER  AGENT

Our transfer agent and registrar is Holladay Stock Transfer, Inc., located at 2939 North 67th Place, Scottsdale, Arizona 85251.

    DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT
                                  LIABILITIES

Our directors and officers are indemnified as provided by the NRS, our Articles of Incorporation and our Bylaws. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to our Articles of Incorporation or provisions of the Nevada Business Corporations Act, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question, whether or not such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                 LEGAL MATTERS

The validity of the shares of common stock offered by us was passed upon by Conrad C. Lysiak, Attorney and Counsellor at law in Spokane, Washington.

                                    EXPERTS

Our financial statements as of December 31, 2009 appearing in this prospectus and registration statement have been audited by Chang Lee LLP, Chartered Accountants, an independent registered public accounting firm and are included in reliance upon the report therein included, given on the authority of such firm as experts in auditing and accounting.

No expert named in the offering statement, nor any partner, officer, director or employee thereof, has a material interest in the issuer or any of its parents or subsidiaries or was connected with the issuer or any of its subsidiaries as a promoter, underwriter, voting trustee, director, officer or employee.

   CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL
                                   DISCLOSURE

In January 2008, we engaged the services of Chang Lee LLP (formerly Vellmer & Chang) Chartered Accountants, of Vancouver, British Columbia, to provide an audit of our financial statements for the period from June 22, 2005 (inception) to December 31, 2007. This is our first auditor. We have no disagreements with our auditor through the date of this prospectus.

                             AVAILABLE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement and does not contain all of the information contained in the registration statement and exhibits. For a more complete description of matters involving us, please refer to our registration statement and each exhibit attached to it. Anyone may inspect the registration statement and exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street, NE, Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. In addition, we will file electronic versions of our annual and quarterly reports on the Commission's Electronic Data Gathering Analysis and Retrieval, or EDGAR System. Our registration statement and the referenced exhibits can also be found on this site as well as our quarterly and annual reports. We will not send the annual report to our stockholders unless requested by the individual stockholders.

                         INDEX TO FINANCIAL STATEMENTS

                               NOVAGEN SOLAR INC.

                       (A Development Stage Enterprise)


                                                                           Pages

FINANCIAL STATEMENTS FOR THE THREE AND SIX MONTH
PERIODS ENDED JUNE 30, 2010 (UNAUDITED)

Balance  Sheets                                                              F-2

Statements  of  Stockholders'  Equity                                        F-3

Statements  of  Operations                                                   F-4

Statements  of  Cash  Flows                                                  F-5

Notes  to  Financial  Statements                                 F-6  thru  F-11


FINANCIAL STATEMENTS FOR THE YEARS
ENDED DECEMBER 31, 2009 AND 2008

Report  of  Independent  Registered  Public  Accounting  Firm               F-12

Balance  Sheets                                                             F-13

Statements  of  Stockholders'  Equity                                       F-14

Statements  of  Operations                                                  F-15

Statements  of  Cash  Flows                                                 F-16

Notes  to  Financial  Statements                                F-17  thru  F-22


NOVAGEN SOLAR INC.
(A development stage company)

Balance Sheets
June 30, 2010
(Unaudited - Prepared by Management)
(EXPRESSED IN U.S. DOLLARS)
-----------------------------------------------------------------------------------------------
                                                                          June 30   December 31
                                                                             2010          2009
-----------------------------------------------------------------------------------------------

ASSETS

CURRENT ASSETS
Cash and cash equivalents                                               $     242   $      304

TOTAL ASSETS                                                            $     242   $      304
===============================================================================================

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)

LIABILITIES

CURRENT LIABILITIES
Accounts payable and accrued liabilities                                  155,518      155,850
Convertible debenture - related party                                      50,000       50,000
Due to a related party                                                     56,884       42,651
-----------------------------------------------------------------------------------------------

TOTAL LIABILITIES                                                         262,402      248,501
-----------------------------------------------------------------------------------------------

STOCKHOLDERS' EQUITY (DEFICIENCY)

SHARE CAPITAL
Authorized:
50,000,000 preferred shares at a par value of $0.0001 per share
Issued and outstanding:  Nil
100,000,000 common shares with a par value of $0.0001 per share
Issued and outstanding:  12,451,300 common shares                           1,245        1,265
                         (December 31, 2009:  12,651,300)

ADDITIONAL PAID-IN CAPITAL                                                188,811      188,791

(DEFICIT) ACCUMULATED DURING THE EXPLORATION STAGE                       (452,216)    (438,253)
-----------------------------------------------------------------------------------------------

TOTAL STOCKHOLDERS' EQUITY (DEFICIENCY)                                  (262,160)    (248,197)
-----------------------------------------------------------------------------------------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)                 $     242   $      304
===============================================================================================

The accompanying notes are an integral part of these financial statements.


NOVAGEN SOLAR INC.
(A development stage company)

Statements of Stockholders' Equity (Deficiency)
For the period from June 22, 2005 (inception) to June 30, 2010
(Unaudited - Prepared by Management)
(Expressed in U.S. Dollars)
----------------------------------------------------------------------------------------------------------------------
                                                                                                Deficit
                                                                                            accumulated          Total
                                                                                Additional       during  shareholder's
                                         Preferred Stock        Common Stock       paid-in  exploration         equity
                                         Shares  Amount       Shares    Amount     capital        stage   (deficiency)
----------------------------------------------------------------------------------------------------------------------

Balance, December 31, 2005                    -  $    -  11,251,300   $ 1,125   $  18,931   $   (6,418)  $     13,638
----------------------------------------------------------------------------------------------------------------------

Net (loss) and comprehensive (loss)           -       -           -         -           -       (5,935)        (5,935)
for the year
----------------------------------------------------------------------------------------------------------------------

Balance, December 31, 2006                    -  $    -  11,251,300   $ 1,125   $  18,931   $  (12,353)  $      7,703
----------------------------------------------------------------------------------------------------------------------

Net income and comprehensive                  -       -           -         -           -          372            372
income for the year
----------------------------------------------------------------------------------------------------------------------

Balance, December 31, 2007                    -  $    -  11,251,300   $ 1,125   $  18,931   $  (11,981)  $      8,075
----------------------------------------------------------------------------------------------------------------------

Issuance of common stock for cash             -       -   1,200,000       120      59,880            -         60,000
 on August 6, 2008 at $0.05 per share

Net (loss) and comprehensive (loss)           -       -           -         -           -      (29,599)       (29,599)
for the year
----------------------------------------------------------------------------------------------------------------------

Balance, December 31, 2008                    -  $    -  12,451,300   $ 1,245   $  78,811   $  (41,580)  $     38,476
----------------------------------------------------------------------------------------------------------------------

Issuance of common stock                      -       -   3,000,000       300      17,968            -         18,268
on July 10, 2009 at $0.006 per share

Rescind issuance of common stock              -       -  (3,000,000)     (300)    (17,968)           -        (18,268)
at $0.006 per share

Issuance of common stock for service
on September 8, 2009 at $0.55 per share       -       -     200,000        20     109,980            -        110,000

Net (loss) and comprehensive (loss)           -       -           -         -           -     (396,673)      (396,673)
for the year
----------------------------------------------------------------------------------------------------------------------

Balance, December 31, 2009                    -  $    -  12,651,300   $ 1,265   $ 188,791   $ (438,253)  $   (248,197)
----------------------------------------------------------------------------------------------------------------------

Cancellation of common stock                  -       -    (200,000)      (20)         20            -              -

Net (loss) and comprehensive (loss)           -       -           -         -           -      (13,963)       (13,963)
for the period
----------------------------------------------------------------------------------------------------------------------

Balance, June 30, 2010                        -  $    -  12,451,300   $ 1,245   $ 188,811   $ (452,216)  $   (262,160)
======================================================================================================================

The accompanying notes are an integral part of these financial statements.


NOVAGEN SOLAR INC.
(A development stage company)

Statements of Operations
(Unaudited - Prepared by Management)
(Expressed in U.S. Dollars)
-------------------------------------------------------------------------------------------------------------------------
                                                      Cumulative from
                                                        June 22, 2005        Three months ended          Six months ended
                                                       (inception) to             June 30                     June 30
                                                        June 30, 2010         2010         2009         2010         2009
-------------------------------------------------------------------------------------------------------------------------

EXPENSES

Bank charges                                          $          322   $       18   $       12   $       61   $       49
Consulting fees                                                3,712            -            -            -            -
Director fees                                                110,000            -            -            -            -
Interest expenses                                              1,811            -            -            -            -
Marketing expense                                            184,591            -       53,642            -       53,642
Office expenses                                               14,193            -           69        3,591           69
Professional fees                                             52,475        1,260        3,387        9,228       20,259
Resource property acquisition and exploration costs            7,568            -            -            -            -
Transfer agent                                                 3,039          305          763          455          869
Travel expenses                                               17,211            -            -          628            -
Write-off exploration program security deposit                 7,610            -        7,611            -        7,611
Project investigation                                         50,000            -            -            -            -
Foreign exchange loss (gain)                                    (316)           -            -            -            -
-------------------------------------------------------------------------------------------------------------------------

LOSS FROM OPERATIONS                                         452,216        1,583       65,484       13,963       82,499
-------------------------------------------------------------------------------------------------------------------------

NET INCOME (LOSS) AND COMPREHENSIVE INCOME (LOSS)     $     (452,216)  $   (1,583)  $  (65,484)  $  (13,963)  $  (82,499)
FOR THE PERIOD
-------------------------------------------------------------------------------------------------------------------------

BASIC AND DILUTED LOSS PER SHARE                                       $    (0.00)  $    (0.00)  $    (0.00)  $    (0.00)
=========================================================================================================================
WEIGHTED AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING
- basic and diluted                                                    12,451,300   12,451,300   12,550,748   12,451,300
=========================================================================================================================

The accompanying notes are an integral part of these financial statements.


NOVAGEN SOLAR INC.
(A development stage company)

Statements of Cash Flows
(Unaudited - Prepared by Management)
(Expressed in U.S. Dollars)
-----------------------------------------------------------------------------------------
                                                    Cumulative from
                                                      June 22, 2005      Six months ended
                                                     (inception) to           June 30
                                                      June 30, 2010       2010       2009
-----------------------------------------------------------------------------------------

CASH FLOWS FROM (USED IN) OPERATING ACTIVITIES
Net income (loss) for the period                    $     (452,216)  $(13,963)  $(82,499)
Adjustment for items not involving cash:
- Project investigation                                     50,000          -          -
- consulting fee                                           110,000          -          -

Changes in operating assets and liabilities
- accounts payable and accrued liabilities                 155,518       (332)    29,972
- exploration program security deposit                           -          -      7,610
- due to a related party                                    56,884     14,233          -
-----------------------------------------------------------------------------------------

NET CASH FROM (USED IN) OPERATING ACTIVITIES               (79,814)       (62)   (44,917)
-----------------------------------------------------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common stock                      80,056          -          -
-----------------------------------------------------------------------------------------

NET CASH FROM FINANCING ACTIVITIES                          80,056          -          -
-----------------------------------------------------------------------------------------

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS               242        (62)   (44,917)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                   -        304     45,257
-----------------------------------------------------------------------------------------

CASH AND CASH EQUIVALENTS, END OF PERIOD            $          242   $    242   $    340
=========================================================================================

SUPPLEMENTAL DISCLOSURE WITH RESPECT TO CASH FLOWS

INTEREST PAID IN CASH                               $           -   $       -   $      -
-----------------------------------------------------------------------------------------

INCOME TAX PAID IN CASH                             $           -   $       -   $      -
-----------------------------------------------------------------------------------------

The accompanying notes are an integral part of these financial statements.

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Novagen Solar Inc. (hereinafter "the Company"), was incorporated in the State of Nevada, U.S.A., on June 22, 2005 under the name of Pickford Minerals, Inc. The Company's fiscal year end is December 31. On May 12, 2009, the Company changed its name to Novagen Solar Inc.

The Company was originally engaged in the exploration of mineral deposits in Labrador, Newfoundland, but was unable to implement its exploration program. In April 2009, the Company began to pursue business opportunities relating to photovoltaic solar energy.

On April 27, 2009, the Company entered into a Share Purchase Agreement (the "Reorganization Agreement") with Novagen Solar (Canada) Ltd., a privately held Canadian corporation formed on February 14, 2009 ("NSC"). Upon the closing of the Reorganization Agreement on July 10, 2009, the stockholders of NSC delivered all of their equity interests in NSC to the Company in exchange for 3,000,000 shares of common stock in the Company and 3,000,000 convertible securities of the Company, as a result of which NSC became a wholly-owned subsidiary of the Company (the "Reorganization"). The debenture is non-interest bearing, convertible at the rate of $0.01 per share at the option of the holder. NSC is a sales company engaged in the business of selling a variety of photovoltaic products. At the time of the Reorganization, NSC had the exclusive right in Canada and the non-exclusive right elsewhere to sell a line of photovoltaic products distributed by Rainbow Solar Inc, a Delaware corporation ("RSI"). The RSI sales license was terminated by mutual consent on November 10, 2009.

On December 1, 2009, the Reorganization Agreement was rescinded, with the former stockholders of NSC exchanging all securities received under the Reorganization Agreement for all the issued and outstanding shares of NSC (the "Rescission"). As part of the Rescission, on December 1, 2009 the Company issued a non-interest bearing convertible demand note for $50,000 to NSC for the sample solar panels used by the Company. NSC may convert the principal amount owing into common shares of our capital stock. The conversion rate will be the average volume weighted closing price of the Company's stock on the NASD over-the-counter bulletin board for the 10 business days prior to the surrender date and the conversion is deemed to have been effected on the 61st day following the surrender date.

These financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America applicable to a going concern which assume that the Company will realize its assets and discharge its liabilities in the normal course of business. The Company has incurred accumulated losses of $452,216 since inception and has not generated any revenue. The future of the Company is dependent upon its ability to develop profitable sales and distribution operations. These factors create doubt as to the ability of the Company to continue as a going concern. Realization values may be substantially different from the carrying values as shown in these financial statements should the Company be unable to continue as a going concern. Management is in the process of identifying sources for additional financing, or will provide the necessary financial support, to fund the ongoing development of the Company's business.

NOTE  2  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

The financial statements of the Company have been prepared in accordance with the generally accepted accounting principles in the United States of America. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates that have been made using careful judgment. The financial statements have, in management's opinion been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

Accounting  Method

The Company's financial statements are prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

Use  of  Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses for the reporting period. The Company reviews its estimates on an ongoing basis. The estimates were based on historical experience and on various other assumptions that the Company believes to be reasonable under the circumstances. Actual results could differ from these estimates. The Company believes the judgments and estimates required in its accounting policies to be critical in the preparation of the Company's financial statements.

NOTE  2  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (CONTINUED)

Cash  and  Cash  Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid investments and short-term debt instruments with original maturities of three months or less to be cash equivalents. As at June 30, 2010 and December 31, 2009, there were no cash equivalents.

Concentration  of  Credit  Risk

The Company places its cash and cash equivalents with high credit quality financial institutions in uninsured accounts.

Foreign  Currency  Transactions

The Company is located and operating outside of the United States of America. It maintains its accounting records in U.S. Dollars as follows:

At the transaction date each asset, liability, revenue and expense is translated into U.S. dollars by the use of the exchange rate in effect at that date. At the period end, monetary assets and liabilities are re-measured by using the exchange rate in effect at that date. The resulting foreign exchange gains and losses are included in operations.

Fair  Value  of  Financial  Instruments

The Company's financial instruments as defined by Accounting Standards Codification ("ASC") 825, "Disclosures about Fair Value of Financial Instruments," include cash and cash equivalents, accounts payable and accrued liabilities, convertible debenture and due to a related party. Fair values were assumed to approximate carrying value for these financial instruments, except where noted. Management is of the opinion that the Company is not exposed to significant interest or credit risks arising from these financial instruments. The Company is operating outside the United States of America and has significant exposure to foreign currency risk due to the fluctuation of currency in which the Company operates and U.S. dollars.

Mineral  Property  Payments  and  Exploration  Costs

The Company expenses all costs related to the acquisition, maintenance and exploration of mineral claims in which it has secured exploration rights prior to establishment of proven and probable reserves. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs incurred to develop such property are capitalized. Such costs will be amortized using the units-of-production method over the estimated life of the probable reserve. To date, the Company has shifted its focus on the solar panel and therefore, all costs are being expensed.

Long-lived  assets  impairment

Long-lived assets of the Company are reviewed for impairment whenever events or circumstances indicate that the carrying amount of assets may not be recoverable, pursuant to guidance established in ASC 360, Accounting for the Impairment or Disposal of Long-Lived Assets.

Management considers assets to be impaired if the carrying value exceeds the future projected cash flows from related operations (undiscounted and without interest charges). If impairment is deemed to exist, the assets will be written down to fair value. Fair value is generally determined using a discounted cash flow analysis.

Assets  Retirement  Obligations

The Company has adopted ASC 410, Accounting for Assets Retirement Obligations which requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred. ASC 410 requires the Company to record a liability for the present value of the estimated site restoration costs with corresponding increase to the carrying amount of the related long-lived assets. The liability will be accreted and the asset will be depreciated over the life of the related assets. Adjustments for changes resulting from the passage of time and changes to either the timing or amount of the original present value estimate underlying the obligation will be made. As at June 30, 2010 the Company does not have any asset retirement obligations.

NOTE  2  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (CONTINUED)

Stock-Based  Compensation

The Company adopted ASC 718, "Share-Based Payment", to account for its stock options and similar equity instruments issued. Accordingly, compensation costs attributable to stock options or similar equity instruments granted are measured at the fair value at the grant date, and expensed over the expected vesting period. ASC 718 requires excess tax benefits be reported as a financing cash inflow rather than as a reduction of taxes paid.

The Company did not grant any stock options during the periods ended June 30, 2010 and 2009.

Comprehensive  Income

The Company adopted ASC 220, Reporting Comprehensive Income, which establishes standards for reporting and display of comprehensive income, its components and accumulated balances. The Company is disclosing this information on its Statement of Stockholders' Equity. Comprehensive income comprises equity except those resulting from investments by owners and distributions to owners. The Company has no elements of "other comprehensive income" for the periods ended June 30, 2010 and 2009.

Income  Taxes

The Company has adopted ASC 740, Accounting for Income Taxes, which requires the Company to recognize deferred tax liabilities and assets for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns using the liability method. Under this method, deferred tax liabilities and assets are determined based on the temporary differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse.

Basic  and  Diluted  Loss  Per  Share

In accordance with ASC 260 - "Earnings Per Share", the basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding. Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would be outstanding if the potential common shares had been issued and if the additional common shares were dilutive. The Company's potentially dilutive shares, which include convertible securities, have not been included in the computation of diluted loss per share as the result would be anti-dilutive.

Business  Combinations

ASC 805 applies the acquisition method of accounting for business combinations established in ASC 805 to all acquisitions where the acquirer gains a controlling interest, regardless of whether consideration was exchanged. Consistent with ASC 805 requires the acquirer to fair value the assets and liabilities of the acquiree and record goodwill on bargain purchases, with main difference the application to all acquisitions where control is achieved.

Non-controlling  Interests  in  Consolidated  Financial  Statements

ASC 160 requires companies with noncontrolling interests to disclose such interests clearly as a portion of equity but separate from the parent's equity. The noncontrolling interest's portion of net income must also be clearly presented on the Income Statement.

Disclosure  about  Derivative  Instruments  and  Hedging  Activities

ASC 815-10 requires companies with derivative instruments to disclose information that should enable financial-statement users to understand how and why a company uses derivative instruments, how derivative instruments and related hedged items are accounted for under ASC 815 "Accounting for Derivative Instruments and Hedging Activities" and how derivative instruments and related hedged items affect a company's financial position, financial performance and cash flows.

NOTE  2  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (CONTINUED)

Determination  of  the  Useful  Life  of  Intangible  Assets

The  Company  adopted  FSP  No.  142-3,  "Determination  of  the  Useful Life of
Intangible Assets" ("FSP 142-3"), as codified in ASC subtopic 350-30, Intangibles - Goodwill and Other: General Intangibles Other than Goodwill (ASC 350-30) and ASC topic 275, Risks and Uncertainties (ASC 275), which amends the factors an entity should consider in developing renewal or extension assumptions used in determining the useful life of recognized intangible assets under FASB Statement No. 142, as codified in ASC topic 350, Intangibles Goodwill and Other (ASC 350). This new guidance applies prospectively to intangible assets that are acquired individually or with a group of other assets in business combinations and asset acquisitions.

Accounting  for  Convertible  Debt  Instruments

The Company adopted FASB Staff Position ("FSP") APB 14-1, "Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)", as coded in ASC 470 "debt". ASC 470 specifies that issuers of convertible debt instruments that may be settled in cash upon conversion (including partial cash settlement) should separately account for the liability and equity components in a manner that will reflect the entity's nonconvertible debt borrowing rate when interest cost is recognized in subsequent periods.

Accounting  for  Financial  Guarantee  Insurance  Contracts

The Company adopted ASC 944-20, "Accounting for Financial Guarantee Insurance Contracts" (formerly SFAS No. 163, Accounting for Financial Guarantee Insurance
- an interpretation of FASB Statement No. 60, Accounting and Reporting by Insurance Enterprises). ASC 944-20 requires that an insurance enterprise recognize a claim liability prior to an event of default (insured event) when there is evidence that credit deterioration has occurred in an insured financial obligation. The adoption of ASC 944-20 has no effect on the Company's financial reporting at this time.

Share-Based  Payments  Transactions

The Company adopted ASC 260-10, "Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities." ASC 260-10 provides that unvested share-based payment awards that contain non-forfeitable rights to dividends or dividend equivalents (whether paid or unpaid) are participating securities and shall be included in the computation of earnings per share pursuant to the two-class method. Upon adoption, a company is required to retrospectively adjust its earnings per share data (including any amounts related to interim periods, summaries of earnings and selected financial data) to conform with the provisions of ASC 260-10.

Equity  Method  Investment  Accounting  Considerations

On April 1, 2009, the Company adopted ASC 323-10, "Equity Method Investment Accounting Considerations" that addresses how the initial carrying value of an equity method investment should be determined, how an impairment assessment of an underlying indefinite-lived intangible asset of an equity method investment should be performed, how an equity method investee's issuance of shares should be accounted for, and how to account for a change in an investment from the equity method to the cost method. The adoption of ASC 323-10 did not have a material impact on our financial condition or results of operations.

Fair  Value  Measurement  and  Disclosures

The Company adopted ASC 820 Fair Value Measurements and Disclosures ("ASC 820"). As defined in ASC 820, fair value is based on the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. In order to increase consistency and comparability in fair value measurements, ASC 820 establishes a fair value hierarchy that prioritizes observable and unobservable inputs used to measure fair value into three broad levels, which are described below:

- Level 1: Quoted prices (unadjusted) in active markets that are accessible at the measurement date for assets or liabilities. The fair value hierarchy gives the highest priority to Level 1 inputs. - Level 2: Inputs other than quoted prices within Level 1 that are observable for the asset or liability, either directly or indirectly. - Level 3: Unobservable inputs that are used when little or no market data is available. The fair value hierarchy gives the lowest priority to Level 3 inputs

In determining fair value, the Company utilizes valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs to the extent possible as well as considers counterparty credit risk in its assessment of fair value. NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

The Company's financial instruments consist principally of cash and cash equivalents, accounts payable and accrued liabilities, convertible debentures, and amounts owing to related parties. Pursuant to ASC 820, the fair value of cash and cash equivalents is determined based on "Level 1" inputs, which consist of quoted prices in active markets for identical assets. The recorded values of all other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

New  Accounting  Pronouncements

In October 2009, the FASB issued ASU 2009-13, Revenue Recognition (Topic 605), Multiple-Deliverable Revenue Arrangements amending ASC 605. ASU 2009-13 requires entities to allocate revenue in an arrangement using estimated selling prices of the delivered goods and services based on a selling price hierarchy. ASU 2009-13 eliminates the residual method of revenue allocation and requires revenue to be allocated using the relative selling price method. ASU 2009-13 is effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010. The Company is currently evaluating the impact of ASU 2009-13, but does not expect its adoption to have a material impact on the Company's financial position or results of operations.

In January 2010, the FASB issued ASU 2010-06, Fair Value Measurements and Disclosures (Topic 820), Improving Disclosures about Fair Value Measurements, amending ASC 820. ASU 2010-06 requires entities to provide new disclosures and clarify existing disclosures relating to fair value measurements. The new disclosures and clarifications of existing disclosures are effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in Level 3 fair value measurements, which are effective for fiscal years beginning after December 15, 2010 and for interim periods within those fiscal years. The Company has adopted ASU 2010-06, which did not have a material impact on the Company's financial position or results of operations.

In February 2010, the FASB issued ASU 2010-09, Subsequent Events (Topic 855), amending ASC 855. ASU 2010-09 removes the requirement for an SEC filer to disclose a date relating to its subsequent events in both issued and revised financial statements. ASU 2010-09 also eliminates potential conflicts with the SEC's literature Most of ASU 2010-09 is effective upon issuance of the update. The Company adopted ASU 2010-09 in February 2010, and its adoption did not have a material impact on the Company's financial reporting and disclosures.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the Company's financial statements upon adoption.

NOTE  3  -  CONVERTIBLE  DEBENTURE

The Company issued a non-interest bearing debenture in an amount equal to $50,000 that is convertible at the rate of the average volume weighted closing price of the common shares on the NASD over-the-counter bulletin board for a period of 10 business days prior to the surrender date and the conversion is deemed to have been effected on the 61st day following the surrender date. In accordance with EITF 98-5 "Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios", the Company determined that the convertible debentures contained no embedded beneficial conversion feature as the convertible debentures were issued with a conversion price the same as the fair market value of the Company's common shares at the time of issuance, being $0.53 per share. The carrying value of the convertible debentures is equal to the fair value as they are non-interest bearing and due on demand. As of the date of this report, the debenture has not been redeemed or converted by the holder.

NOTE  4  -  PREFERRED  AND  COMMON  STOCK

The  Company has 50,000,000 shares of preferred stock authorized and none issued

The Company has 100,000,000 shares of common stock authorized, of which 12,451,300 shares are issued and outstanding. All shares of common stock are non-assessable and non-cumulative, with no pre-emptive rights.

On September 8, 2009, the Company issued 200,000 common shares to a director of the Company as consideration for his services as a director at the fair market value of $0.55 per share for a total of $110,000. On March 31, 2010 the former director surrendered these shares to the Company.

Under the terms of the Reorganization, on July 10, 2009, the Company issued 3,000,000 common shares at deemed value of $0.006 per share to the stockholders of Novagen Solar (Canada) Ltd. The shares were surrendered to the Company on December 1, 2009, as part of the Rescission.

NOTE  5  -  SUBSEQUENT  EVENTS,  COMMITMENT  AND  CONTINGENCY

On August 4, 2010, the Company entered into an agreement to issue 15,138,800 shares of our common stock to a creditor of Novagen at a price of $0.01 per share, in full and final settlement of a debt of $151,388 owed by Novagen to the creditor.

On August 4, 2010, the Company entered into an agreement to issue 230,000 shares of our common stock to a creditor of Novagen at a price of $0.01 per share, in full and final settlement of a debt of $2,300 owed by Novagen to the creditor.

On August 4, 2010, the Company entered into an agreement to issue 5,855,800 shares of our common stock to a company controlled by a director at a price of $0.01 per share, in full and final settlement of a debt of $58,558 owed by Novagen to our sole officer and director.

On August 4, 2010 the Company accepted subscriptions from three subscribers for 5,000,000 shares of our common stock at a price of $0.01 per share for total cash proceeds of $100,000. One of the purchasers, who acquired 2,300,000 shares through the offering, is the mother of our sole director and officer. The shares were issued on August 16, 2010.

On August 10, 2010 the Company accepted subscriptions from three subscribers for 5,000,000 shares of our common stock at a price of $0.01 per share for total cash proceeds of $100,000. The shares were issued on August 16, 2010.

NOTE  6  -  SEGMENT  INFORMATION

The  Company  currently  conducts  all  of  its  operations  in  Canada.

NOTE  7  -  RELATED  PARTY  TRANSACTIONS

During the year ended December 31, 2009, the Company issued 200,000 common stock to one of its directors as consideration for his services as a director at the fair market value of $0.55 per share for a total of $110,000. On March 31, 2010 these shares were surrendered to the Company and recorded as additional paid-in capital.

As at June 30, 2010 the Company owed $56,884 (December 31, 2009 - $42,651) to a director of the Company, for the expenses he paid on behalf of the Company.

CHANG LEE LLP
Chartered  Accountants
                                                           505-815 Hornby Street
                                                        Vancouver, B.C., V6Z 2E6
                                                               Tel: 604-687-3776
                                                              Fax:  604-688-3373



            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To  the  Board  of  Directors  and  Stockholders  of

NOVAGEN  SOLAR  INC.
(A  development  stage  company)

We have audited the accompanying balance sheets of Novagen Solar Inc. (a development stage company) as at December 31, 2009 and 2008 and the related statements of stockholders' equity, operations and cash flows for the years then ended and for the period from June 22, 2005 (date of inception) to December 31, 2009. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as at December 31, 2009 and 2008 and the results of its operations and its cash flows for the years then ended and for the period from June 22, 2005 (date of inception) to December 31, 2009, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company incurred losses from operations since inception, has not attained profitable operations and is dependent upon obtaining adequate financing to fulfil its intended business venture. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




Vancouver, Canada                                          "Chang Lee LLP"
March  29,  2010                                          Chartered  Accountants


NOVAGEN SOLAR INC.
(A development stage company)

Balance Sheets
December 31, 2009 and 2008
(Expressed in U.S. Dollars)
------------------------------------------------------------------------------------------------
                                                                        December 31  December 31
                                                                               2009         2008
------------------------------------------------------------------------------------------------

ASSETS

CURRENT ASSETS
Cash and cash equivalents                                               $      304   $   45,257

Exploration program security deposit                                             -        7,610
------------------------------------------------------------------------------------------------

TOTAL ASSETS                                                            $      304   $   52,867
================================================================================================

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES

CURRENT LIABILITIES
Accounts payable and accrued liabilities                                   155,850       14,391
Convertible Debenture                                                       50,000            -
Owing to related parties                                                    42,651            -
------------------------------------------------------------------------------------------------

TOTAL LIABILITIES                                                          248,501       14,391
------------------------------------------------------------------------------------------------

STOCKHOLDERS' EQUITY (DEFICIENCY)

SHARE CAPITAL
Authorized:
50,000,000 preferred shares at a par value of $0.0001 per share
Issued and outstanding:  Nil
100,000,000 common shares with a par value of $0.0001 per share
Issued and outstanding:  12,651,300 common shares                            1,265        1,245
                         (December 31, 2008:  12,451,300)

ADDITIONAL PAID-IN CAPITAL                                                 188,791       78,811

(DEFICIT) ACCUMULATED DURING THE EXPLORATION STAGE                        (438,253)     (41,580)
------------------------------------------------------------------------------------------------

TOTAL STOCKHOLDERS' EQUITY (DEFICIENCY)                                   (248,197)      38,476
------------------------------------------------------------------------------------------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)                 $      304   $   52,867
================================================================================================

The  accompanying  notes  are  an  integral  part of these financial statements.


NOVAGEN SOLAR INC.
(A  development  stage  company)

Statements  of  Stockholders'  Equity  (Deficiency)
For  the  period  from  June  22,  2005  (inception)  to  December  31,  2009
(Expressed  in  U.S.  Dollars)
-----------------------------------------------------------------------------------------------------------------------
                                                                                                 Deficit
                                                                                             accumulated          Total
                                                                                 Additional       during  shareholder's
                                          Preferred Stock        Common Stock       paid-in  exploration         equity
                                          Shares  Amount       Shares    Amount     capital        stage   (deficiency)
-----------------------------------------------------------------------------------------------------------------------

Balance, December 31, 2005                     -  $    -  11,251,300   $ 1,125   $  18,931   $   (6,418)  $     13,638
-----------------------------------------------------------------------------------------------------------------------

Net (loss) and comprehensive (loss)            -       -           -         -           -       (5,935)        (5,935)
for the year
-----------------------------------------------------------------------------------------------------------------------

Balance, December 31, 2006                     -  $    -  11,251,300   $ 1,125   $  18,931   $  (12,353)  $      7,703
-----------------------------------------------------------------------------------------------------------------------

Net income and comprehensive income            -       -           -         -           -          372            372
for the year
-----------------------------------------------------------------------------------------------------------------------

Balance, December 31, 2007                     -  $    -  11,251,300   $ 1,125   $  18,931   $  (11,981)  $      8,075
-----------------------------------------------------------------------------------------------------------------------

Issuance of common stock for cash              -       -   1,200,000       120      59,880            -         60,000
on August 6, 2008 at $0.05 per share

Net (loss) and comprehensive (loss)            -       -           -         -           -      (29,599)       (29,599)
for the year
-----------------------------------------------------------------------------------------------------------------------

Balance, December 31, 2008                     -  $    -  12,451,300   $ 1,245   $  78,811   $  (41,580)  $     38,476
-----------------------------------------------------------------------------------------------------------------------

Issuance of common stock for shares            -       -   3,000,000       300      17,968            -         18,268
on July 10, 2009 at $0.006 per share

Rescind issuance of common stock               -       -  (3,000,000)     (300)    (17,968)           -        (18,268)
for shares at $0.006 per share

Issuance of common stock for service           -       -     200,000        20     109,980            -        110,000
on September 8, 2009 at $0.55 per share

Net (loss) and comprehensive (loss)            -       -           -         -           -     (396,673)      (396,673)
for the year
-----------------------------------------------------------------------------------------------------------------------

Balance, December 31, 2009                     -  $    -  12,651,300   $ 1,265   $ 188,791   $ (438,253)  $   (248,197)
=======================================================================================================================

The  accompanying  notes  are  an  integral  part  of these financial statements


NOVAGEN SOLAR INC.
(A development stage company)

Statements of Operations
(Expressed in U.S. Dollars)
--------------------------------------------------------------------------------------------------------------------------
                                                                     Cumulative from
                                                                       June 22, 2005
                                                                      (inception) to         Year ended         Year ended
                                                                   December 31, 2009  December 31, 2009  December 31, 2008
--------------------------------------------------------------------------------------------------------------------------

EXPENSES

Bank charges                                                       $            261   $             67   $            152
Consulting fees                                                               3,712              2,300              1,412
Director fees                                                               110,000            110,000                  -
Interest expenses                                                             1,811                  -              1,811
Marketing expenses                                                          184,591            184,591                  -
Office expenses                                                              10,602              6,920                132
Professional fees                                                            42,217             17,905             24,312
Resource property acquisition and exploration costs                           7,568                  -                  -
Transfer expenses                                                             2,584                803              1,781
Travel expenses                                                              16,583             16,583                  -
Write-off Exploration program security deposit                                7,610              7,610                  -
Project investigation                                                        50,000             50,000                  -
Foreign exchange loss (gain)                                                   (316)              (106)                (1)
--------------------------------------------------------------------------------------------------------------------------

LOSS FROM OPERATIONS                                                        438,253            396,673             29,599
--------------------------------------------------------------------------------------------------------------------------

NET INCOME (LOSS) AND COMPREHENSIVE INCOME (LOSS) FOR THE PERIOD   $       (438,253)  $       (396,673)  $        (29,599)
--------------------------------------------------------------------------------------------------------------------------

BASIC AND DILUTED LOSS PER SHARE                                                      $          (0.03)  $          (0.00)
==========================================================================================================================

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
- Basic and diluted                                                                         12,513,766         11,828,349
==========================================================================================================================

The  accompanying  notes  are  an  integral  part  of these financial statements


NOVAGEN SOLAR INC.
(A development stage company)

Statements of Cash Flows
(Expressed in U.S. Dollars)
---------------------------------------------------------------------------------------------------------
                                                    Cumulative from
                                                      June 22, 2005
                                                     (inception) to         Year ended         Year ended
                                                  December 31, 2009  December 31, 2009  December 31, 2008
---------------------------------------------------------------------------------------------------------

CASH FLOWS FROM (USED IN) OPERATING ACTIVITIES
Net income (loss) for the period                  $       (438,253)  $       (396,673)  $        (29,599)
Adjustment for items not involving cash:
- Project investigation                                     50,000             50,000                  -
- consulting fee                                           110,000            110,000                  -
- Write-off Exploration program security deposit                 -              7,610                  -

Changes in operating assets and liabilities
- (increase) decrease in prepaid expenses                        -                  -              1,222
- accounts payable and accrued liabilities                 155,850            141,459             14,391
- due to a related party                                    42,651             42,651                  -
- exploration program security deposit                           -                  -             (2,801)
---------------------------------------------------------------------------------------------------------

NET CASH FROM (USED IN) OPERATING ACTIVITIES               (79,752)           (44,953)           (16,787)
---------------------------------------------------------------------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common stock                      80,056                  -             60,000
---------------------------------------------------------------------------------------------------------

NET CASH FROM FINANCING ACTIVITIES                          80,056                  -             60,000
---------------------------------------------------------------------------------------------------------

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS               304            (44,953)            43,213

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                   -             45,257              2,044
---------------------------------------------------------------------------------------------------------

CASH AND CASH EQUIVALENTS, END OF PERIOD          $            304   $            304   $         45,257
=========================================================================================================

The  accompanying  notes  are  an  integral  part  of these financial statements

NOTE  1  -  ORGANIZATION  AND  DESCRIPTION  OF  BUSINESS

Novagen Solar Inc. (hereinafter "the Company"), was incorporated in the State of Nevada, U.S.A., on June 22, 2005 under the name of Pickford Minerals, Inc. The Company's fiscal year end is December 31. On May 12, 2009, the Company changed its name to Novagen Solar Inc.

The Company was originally engaged in the exploration of mineral deposits in Labrador, Newfoundland, but was unable to implement its exploration program. In April 2009, the Company began to pursue business opportunities relating to photovoltaic solar energy.

On April 27, 2009, the Company entered into a Share Purchase Agreement (the "Reorganization Agreement") with Novagen Solar (Canada) Ltd., a privately held Canadian corporation formed on February 14, 2009 ("NSC"). Upon the closing of the Reorganization Agreement on July 10, 2009, the stockholders of NSC delivered all of their equity interests in NSC to the Company in exchange for 3,000,000 shares of common stock in the Company and 3,000,000 convertible securities of the Company, as a result of which NSC became a wholly-owned subsidiary of the Company (the "Reorganization"). The debenture is non-interest bearing, convertible at the rate of $0.01 per share at the option of the holder. NSC is a sales company engaged in the business of selling a variety of photovoltaic products. At the time of the Reorganization, NSC had the exclusive right in Canada and the non-exclusive right elsewhere to sell a line of photovoltaic products distributed by Rainbow Solar Inc, a Delaware corporation ("RSI"). The RSI sales license was terminated by mutual consent on November 10, 2009. (See also Note 9).

On December 1, 2009, the Reorganization Agreement was rescinded, with the former stockholders of NSC exchanging all securities received under the Reorganization Agreement for all the issued and outstanding shares of NSC (the "Rescission"). As part of the Rescission, on December 1, 2009 the Company issued a non-interest bearing convertible demand note for $50,000 to NSC for the sample solar panels used by the Company. NSC may convert the principal amount owing into common shares of our capital stock. The conversion rate will be the average volume weighted closing price of the Company's stock on the NASD over-the-counter bulletin board for the 10 business days prior to the surrender date and the conversion is deemed to have been effected on the 61st day following the surrender date.

These financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America applicable to a going concern which assume that the Company will realize its assets and discharge its liabilities in the normal course of business. The Company has incurred accumulated losses of $438,253 since inception and has not generated any revenue. The future of the Company is dependent upon its ability to develop profitable sales and distribution operations. These factors create doubt as to the ability of the Company to continue as a going concern. Realization values may be substantially different from the carrying values as shown in these financial statements should the Company be unable to continue as a going concern. Management is in the process of identifying sources for additional financing, or will provide the necessary financial support, to fund the ongoing development of the Company's business.

NOTE  2  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

The financial statements of the Company have been prepared in accordance with the generally accepted accounting principles in the United States of America. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates that have been made using careful judgment. The financial statements have, in management's opinion been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

Accounting  Method

The Company's financial statements are prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

Use  of  Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses for the reporting period. The Company reviews its estimates on an ongoing basis. The estimates were based on historical experience and on various other assumptions that the Company believes to be reasonable under the circumstances. Actual results could differ from these estimates. The Company believes the judgments and estimates required in its accounting policies to be critical in the preparation of the Company's financial statements.

NOTE  2  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (CONTINUED)

Cash  and  Cash  Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid investments and short-term debt instruments with original maturities of three months or less to be cash equivalents. As at December 31, 2009 and 2008, there were no cash equivalents.

Concentration  of  Credit  Risk

The Company places its cash and cash equivalents with high credit quality financial institutions. As of December 31, 2009, the Company had $nil in a bank beyond insured limit (December 31, 2008: $nil).

Foreign  Currency  Transactions

The Company is located and operating outside of the United States of America. It maintains its accounting records in U.S. Dollars as follows:

At the transaction date each asset, liability, revenue and expense is translated into U.S. dollars by the use of the exchange rate in effect at that date. At the period end, monetary assets and liabilities are re-measured by using the exchange rate in effect at that date. The resulting foreign exchange gains and losses are included in operations.

Fair  Value  of  Financial  Instruments

The Company's financial instruments as defined by Accounting Standards Codification ("ASC") 825, "Disclosures about Fair Value of Financial Instruments," include cash and cash equivalents and accounts payable and accrued liabilities. Fair values were assumed to approximate carrying value for these financial instruments, except where noted. Management is of the opinion that the Company is not exposed to significant interest or credit risks arising from these financial instruments. The Company is operating outside the United States of America and has significant exposure to foreign currency risk due to the fluctuation of currency in which the Company operates and U.S. dollars.

Mineral  Property  Payments  and  Exploration  Costs

The Company expenses all costs related to the acquisition, maintenance and exploration of mineral claims in which it has secured exploration rights prior to establishment of proven and probable reserves. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs incurred to develop such property are capitalized. Such costs will be amortized using the units-of-production method over the estimated life of the probable reserve. To date, the Company has shifted its focus on the solar panel and therefore, all costs are being expensed.

Long-lived  assets  impairment

Long-lived assets of the Company are reviewed for impairment whenever events or circumstances indicate that the carrying amount of assets may not be recoverable, pursuant to guidance established in ASC 360, Accounting for the Impairment or Disposal of Long-Lived Assets.

Management considers assets to be impaired if the carrying value exceeds the future projected cash flows from related operations (undiscounted and without interest charges). If impairment is deemed to exist, the assets will be written down to fair value. Fair value is generally determined using a discounted cash flow analysis.

Assets  Retirement  Obligations

The Company has adopted ASC 410, Accounting for Assets Retirement Obligations which requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred. ASC 410 requires the Company to record a liability for the present value of the estimated site restoration costs with corresponding increase to the carrying amount of the related long-lived assets. The liability will be accreted and the asset will be depreciated over the life of the related assets. Adjustments for changes resulting from the passage of time and changes to either the timing or amount of the original present value estimate underlying the obligation will be made. As at December 31, 2009 and 2008 the Company does not have any asset retirement obligations.

NOTE  2  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (CONTINUED)

Stock-Based  Compensation

The Company adopted ASC 718, "Share-Based Payment", to account for its stock options and similar equity instruments issued. Accordingly, compensation costs attributable to stock options or similar equity instruments granted are measured at the fair value at the grant date, and expensed over the expected vesting period. ASC 718 requires excess tax benefits be reported as a financing cash inflow rather than as a reduction of taxes paid.

The Company did not grant any stock options during the years ended December 31, 2009 and 2008.

Comprehensive  Income

The Company adopted ASC 220, Reporting Comprehensive Income, which establishes standards for reporting and display of comprehensive income, its components and accumulated balances. The Company is disclosing this information on its Statement of Stockholders' Equity. Comprehensive income comprises equity except those resulting from investments by owners and distributions to owners. The Company has no elements of "other comprehensive income" for the years ended December 31, 2009 and 2008.

Income  Taxes

The Company has adopted ASC 740, Accounting for Income Taxes, which requires the Company to recognize deferred tax liabilities and assets for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns using the liability method. Under this method, deferred tax liabilities and assets are determined based on the temporary differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse.

Basic  and  Diluted  Loss  Per  Share

In accordance with ASC 260 - "Earnings Per Share", the basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding. Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would be outstanding if the potential common shares had been issued and if the additional common shares were dilutive. The Company's potentially dilutive shares, which include convertible securities, have not been included in the computation of diluted loss per share as the result would be anti-dilutive.

Newly  Adopted  Accounting  Pronouncements  and  New  Accounting  Pronouncements

On January 1, 2009, the Company adopted ASC 805, "Business Combinations". ASC 805 applies the acquisition method of accounting for business combinations established in ASC 805 to all acquisitions where the acquirer gains a controlling interest, regardless of whether consideration was exchanged. Consistent with ASC 805 requires the acquirer to fair value the assets and liabilities of the acquiree and record goodwill on bargain purchases, with main difference the application to all acquisitions where control is achieved. The adoption of this statement did not have a material effect on the Company's financial position or results of operations.

On January 1, 2009, the Company adopted ASC 160, (prior authoritative literature: SFAS 160, Non-controlling Interests in Consolidated Financial Statements - An amendment of ARB No. 51). ASC 160 requires companies with noncontrolling interests to disclose such interests clearly as a portion of equity but separate from the parent's equity. The noncontrolling interest's portion of net income must also be clearly presented on the Income Statement. The adoption of this statement did not have a material effect on the Company's financial position or results of operations.

On January 1, 2009, the Company adopted ASC 815-10 (prior authoritative literature: SFAS 161, Disclosures about Derivative Instruments and Hedging Activities-an amendment of FASB Statement No. 133). ASC 815-10 requires companies with derivative instruments to disclose information that should enable financial-statement users to understand how and why a company uses derivative instruments, how derivative instruments and related hedged items are accounted for under ASC 815 "Accounting for Derivative Instruments and Hedging Activities" and how derivative instruments and related hedged items affect a company's financial position, financial performance and cash flows. The adoption of this statement did not have a material effect on the Company's financial position or results of operations.

NOTE  2  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (CONTINUED)

On January 1, 2009, the Company adopted FSP No. 142-3, "Determination of the Useful Life of Intangible Assets" ("FSP 142-3"), as codified in ASC subtopic 350-30, Intangibles - Goodwill and Other: General Intangibles Other than
Goodwill (ASC 350-30) and ASC topic 275, Risks and Uncertainties (ASC 275), which amends the factors an entity should consider in developing renewal or extension assumptions used in determining the useful life of recognized intangible assets under FASB Statement No. 142, as codified in ASC topic 350, Intangibles Goodwill and Other (ASC 350). This new guidance applies prospectively to intangible assets that are acquired individually or with a group of other assets in business combinations and asset acquisitions. The adoption of this statement did not have a material effect on the Company's financial statements.

On January 1, 2009, the Company adopted FASB Staff Position ("FSP") APB 14-1, "Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)", as coded in ASC 470 "debt". ASC 470 specifies that issuers of convertible debt instruments that may be settled in cash upon conversion (including partial cash settlement) should separately account for the liability and equity components in a manner that will reflect the entity's nonconvertible debt borrowing rate when interest cost is recognized in subsequent periods. The adoption of this statement did not have a material effect on the Company's financial statements.

On April 1, 2009, the Company adopted ASC 944-20, "Accounting for Financial Guarantee Insurance Contracts" (formerly SFAS No. 163, Accounting for Financial Guarantee Insurance - an interpretation of FASB Statement No. 60, Accounting and Reporting by Insurance Enterprises). ASC 944-20 requires that an insurance enterprise recognize a claim liability prior to an event of default (insured event) when there is evidence that credit deterioration has occurred in an insured financial obligation. The adoption of ASC 944-20 has no effect on the Company's financial reporting at this time.

On April 1, 2009, the Company adopted ASC 260-10, "Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities." ASC 260-10 provides that unvested share-based payment awards that contain non-forfeitable rights to dividends or dividend equivalents (whether paid or unpaid) are participating securities and shall be included in the computation of earnings per share pursuant to the two-class method. Upon adoption, a company is required to retrospectively adjust its earnings per share data (including any amounts related to interim periods, summaries of earnings and selected financial data) to conform with the provisions of ASC 260-10. The adoption of this statement did not have a material effect on the Company's future financial position or results of operations.

In December 2008, the FASB issued FSP FAS 132(R)-1, "Employers' Disclosures about Postretirement Benefit Plan Assets", as coded in ASC 715-20. This new standard requires enhanced disclosures about plan assets in an employer's defined benefit pension or other postretirement plan. Companies will be required to disclose information about how investment allocation decisions are made, the fair value of each major category of plan assets, the basis used to determine the overall expected long-term rate of return on assets assumption, a description of the inputs and valuation techniques used to develop fair value measurements of plan assets, and significant concentrations of credit risk. This statement is effective for fiscal years ending after December 15, 2009. The adoption of this statement is not expected to have a material effect on the Company's future financial position or results of operations.

In October 2008, the FASB issued FSP FAS 157-3, Determining the Fair Value of a Financial Asset When the Market for That Asset Is Not Active, as coded in ASC 820-10, The standard addresses the application of Statement of Financial Accounting Standards ("SFAS") No.157 for illiquid financial instruments. ASC 820-10 clarifies that approach to determining fair value other than the market approach may be appropriate when the market for a financial asset is not active. ASC 820-10 was effective upon issuance, including prior periods for which financial statements have not been issued. The adoption of ASC 820-10 had no impact on the Company's results of operations, financial condition or cash flows.

On April 1, 2009, the Company adopted ASC 323-10, "Equity Method Investment Accounting Considerations" that addresses how the initial carrying value of an equity method investment should be determined, how an impairment assessment of an underlying indefinite-lived intangible asset of an equity method investment should be performed, how an equity method investee's issuance of shares should be accounted for, and how to account for a change in an investment from the equity method to the cost method. The adoption of ASC 323-10 did not have a material impact on our financial condition or results of operations.

In April, 2009, the FASB issued ASC subtopic 820-10 (formerly Staff Position No. FAS 157-4, Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly). ASC 820-10 provides additional guidance for estimating fair value when the volume and level of activity for the asset or liability have significantly decreased. This ASC subtopic also includes guidance on identifying circumstances that indicate a transaction is not orderly. The adoption of ASC 820-10 will not have a material impact on the Company's financial statements.

NOTE  2  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (CONTINUED)

On January 1, 2009, the Company adopted ASC 820 Fair Value Measurements and Disclosures ("ASC 820"). The Company's adoption of ASC 820 did not materially affect the Company's financial position, results of operations or liquidity. As defined in ASC 820, fair value is based on the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. In order to increase consistency and comparability in fair value measurements, ASC 820 establishes a fair value hierarchy that prioritizes observable and unobservable inputs used to measure fair value into three broad levels, which are described below:

Level 1: Quoted prices (unadjusted) in active markets that are accessible at the measurement date for assets or liabilities. The fair value hierarchy gives the highest priority to Level 1 inputs.
Level 2: Inputs other than quoted prices within Level 1 that are observable for the asset or liability, either directly or indirectly.
Level 3: Unobservable inputs that are used when little or no market data is available. The fair value hierarchy gives the lowest priority to Level 3 inputs

In determining fair value, the Company utilizes valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs to the extent possible as well as considers counterparty credit risk in its assessment of fair value.

The Company's financial instruments consist principally of cash and cash equivalents, accounts payable and accrued liabilities, convertible debentures, and amounts owing to related parties. Pursuant to ASC 820, the fair value of cash and cash equivalents is determined based on "Level 1" inputs, which consist of quoted prices in active markets for identical assets. The recorded values of all other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

In April, 2009, the FASB issued ASC 820-10-50 (formerly Staff Position No. FAS 107-1 and APB 28-1, Interim Disclosures about Fair Value of Financial Instruments) that expands to interim periods the existing annual requirement to disclose the fair value of financial instruments that are not reflected on the balance sheet at fair value. The new guidance could potentially require additional disclosures in interim periods after the Company's fiscal year ending 2010. Adoption of this FSP will not have a material impact on the Company's financial statements.

On April 1, 2009, the FASB issued ASC 320-10-65 (formerly Staff Position No. FSP FAS 115-2 and FAS 124-2, Recognition and Presentation of Other-Than-Temporary Impairments). ASC 320-10-65 amends the other-than-temporary impairment guidance in U.S. GAAP for debt securities to make the guidance more operational and to improve the presentation and disclosure of other-than-temporary impairments on debt and equity securities in the financial statements. ASC 320-10-65 does not amend existing recognition and measurement guidance related to other-than-temporary impairments of equity securities. The Company adopted ASC 320-10-65 on October 1, 2009. The adoption of this FSP did not have a material impact on the Company's financial statements.

In June 2009, the FASB issued ASC 860, Transfers and Servicing. ASC 860 requires more information about transfers of financial assets, including securitization transactions, and where entities have continuing exposure to the risks related to transferred financial assets. It eliminates the concept of a "qualifying special-purpose entity," changes the requirements for derecognizing financial assets, and requires additional disclosures. It also enhances information reported to users of financial statements by providing greater transparency about transfers of financial assets and an entity's continuing involvement in transferred financial assets. ASC 860 is effective for fiscal years beginning after November 15, 2009.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the Company's financial statements upon adoption.

NOTE  3  -  MINERAL  PROPERTY  INTEREST

On October 31, 2005 the Company acquired a 100% interest in two non-contiguous properties located between Paradise River and Eagle River, approximately 22 km. west-southwest of the community of Paradise River, Labrador, Canada. The claims were acquired from a non-affiliated third party for a total consideration of $4,026, which covered an exploration program security deposit and staking and other related costs of $441 (CAD$500) and $3,585, respectively. The Company expensed the staking and other related costs of $3,585 in connection with the acquisition of the mineral claims.

In connection with above noted mineral properties, the Company was required to pay exploration program security deposits of $7,610 (CAD$9,300) and $4,809 (CAD$4,950) in fiscal years 2008 and 2007, respectively. Following the Reorganization, the Company elected to abandon its interest in its mineral properties and has forfeited the exploration program deposit.

NOTE  4  -  CONVERTIBLE  DEBENTURE

The Company issued a non-interest bearing debenture in an amount equal to $50,000 that is convertible at the rate of the average volume weighted closing price of the common shares on the NASD over-the-counter bulletin board for a period of 10 business days prior to the surrender date and the conversion is deemed to have been effected on the 61st day following the surrender date. In accordance with EITF 98-5 "Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios", the Company determined that the convertible debentures contained no embedded beneficial conversion feature as the convertible debentures were issued with a conversion price the same as the fair market value of the Company's common shares at the time of issuance, being $0.53 per share. The carrying value of the convertible debentures is equal to the fair value as they are non-interest bearing and due on demand. As of the date of this report, the debenture has not been redeemed or converted by the holder.

NOTE  5  -  PREFERRED  AND  COMMON  STOCK

The  Company has 50,000,000 shares of preferred stock authorized and none issued

The Company has 100,000,000 shares of common stock authorized, of which 12,651,300 shares are issued and outstanding. All shares of common stock are non-assessable and non-cumulative, with no pre-emptive rights.

On September 8, 2009, the Company issued 200,000 common shares to a director of the Company as consideration for his services as a director at the fair market value of $0.55 per share for a total of $110,000.

Under the terms of the Reorganization, on July 10, 2009, the Company issued 3,000,000 common shares at deemed value of $0.006 per share to the stockholders of Novagen Solar (Canada) Ltd. The shares were surrendered to the Company on December 1, 2009, as part of the Rescission.

During the year ended December 31, 2008, the Company issued 1,200,000 common shares at $0.05 per share pursuant to a registered public offering for gross proceeds of $60,000.

NOTE  6  -  INCOME  TAXES

At December 31, 2009, the Company had deferred tax assets of approximately $153,400 principally arising from net operating loss carryforwards for income tax purposes. As our management cannot determine that it is more likely than not that we will realize the benefit of the deferred tax asset, a valuation allowance equal to the deferred tax asset has been established at December 31, 2009. The significant components of the deferred tax asset at December 31, 2009 and 2008 were as follows:

--------------------------------------------------------------------------
                                   December 31, 2009    December 31, 2008
Net operating loss carryforwards  $          153,400   $           14,600
Valuation allowance                         (153,400)             (14,600)
Net deferred tax asset            $                -   $                -
--------------------------------------------------------------------------

At December 31, 2009, we had net operating loss carryforwards of approximately $438,300, which expire in the year 2025 through to 2029.

NOTE  7  -  SUBSEQUENT  EVENTS,  COMMITMENT  AND  CONTINGENCY

None  noted.

NOTE  8  -  SEGMENT  INFORMATION

The  Company  currently  conducts  all  of  its  operations  in  Canada.

NOTE  9  -  RELATED  PARTY  TRANSACTIONS

During the year ended December 31, 2009, the Company issued 200,000 common stock to one of its directors as consideration for his services as a director at the fair market value of $0.55 per share for a total of $110,000.

As at December 31, 2009, the Company owed $42,651 (2008: $6,494) to a director of the Company, for the expenses he paid on behalf of the Company.

                               22,564,600 SHARES

                               NOVAGEN SOLAR INC.

                                  COMMON STOCK


                                   PROSPECTUS


We have not authorized any dealer, salesperson or other person to give anyone written information other than this prospectus or to make representations as to matters not stated in this prospectus. Prospective investors must not rely on unauthorized information. This prospectus is not an offer to sell these securities or a solicitation of an offer to buy the securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any sales made hereunder after the date of this prospectus shall create an implication that either the information contained herein or the affairs of Novagen Solar Inc. have not changed since the date hereof.

Until _________, 2010, a period of 90 days after the date of this prospectus, all dealers that buy, sell or trade in our securities, whether or not participating in this offering, may be required to deliver a prospectus. This requirement is in addition to the dealers' obligation to deliver a prospectus when acting as an underwriter with respect to its unsold allotment or subscription.

                                    PART II

ITEM  13.     OTHER  EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION.

     The following table sets forth the estimated costs and expenses we will pay in connection with the offering described in this registration statement:

------------------------------------
                              AMOUNT
------------------------------------
Accounting fees and expenses   5,000
Legal fees and expenses       25,000
------------------------------------

All  expenses  are  estimated.

ITEM  14.     INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS.

     Nevada law provides for discretionary indemnification for each person who serves as one of our directors or officers. We may indemnify such individuals against all costs, expenses and liabilities incurred in a threatened, pending or completed action, suit or proceeding brought because such individual is one of our officers or directors. Such individual must have conducted himself in good faith and reasonably believed that his conduct was in, or not opposed to, our best interests. In a criminal action, he must not have had a reasonable cause to believe his conduct was unlawful.

     Article Twelfth of our Articles of Incorporation states that no director or officer of the Corporation shall be personally liable to the Corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of dividends in violation of Section 78.300 of the NRS. Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification.

Under  Article  IX,  our  bylaws  provide  the  following  indemnification:

01.     Indemnification

The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a Director, Trustee, Officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, Trustee, Officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgment, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action proceeding, had reasonable cause to believe that such person's conduct was unlawful.

02.     Derivative  Action

The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in the Corporation's favor by reason of the fact that such person is or was a Director, Trustee, Officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, Trustee, Officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees) and amount paid in settlement actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to amounts paid in settlement, the settlement of the suit or action was in the best interests of the Corporation; provided, however, that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for gross negligence or wilful misconduct in the performance of such person's duty to the Corporation unless and only to the extent that, the court in which such action or suit was brought shall determine upon application that, despite circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper. The termination of any action or suit by judgment or settlement shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation.

03.     Successful  Defense

To the extent that a Director, Trustee, Officer, employee or Agent of the Corporation has been successful on the merits or otherwise, in whole or in part in defense of any action, suit or proceeding referred to in Paragraphs .01 and ..02 above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

04.     Authorization

Any indemnification under Paragraphs .01 and .02 above (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Director, Trustee, Officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Paragraphs .01 and .02 above. Such determination shall be made (a) by the Board of Directors of the Corporation by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or (b) is such a quorum is not obtainable, by a majority vote of the Directors who were not parties to such action, suit or proceeding, or (c) by independent legal counsel (selected by one or more of the Directors, whether or not a quorum and whether or not disinterested) in a written opinion, or (d) by the Stockholders. Anyone making such a determination under this Paragraph .04 may determine that a person has met the standards therein set forth as to some claims, issues or matters but not as to others, and may reasonably prorate amounts to be paid as indemnification.

05.     Advances

Expenses incurred in defending civil or criminal action, suit or proceeding shall be paid by the Corporation, at any time or from time to time in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided in Paragraph .04 above upon receipt of an undertaking by or on behalf of the Director, Trustee, Officer, employee or agent to repay such amount unless it shall ultimately be by the Corporation is authorized in this Section.

06.     Nonexclusivity

The indemnification provided in this Section shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any law, bylaw, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, Trustee, Officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

07.     Insurance

The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a Director, Trustee, Officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, Trustee, Officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability assessed against such person in any such capacity or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability.

08.     "Corporation"  Defined

For purposes of this Section, references to the "Corporation" shall include, in addition to the Corporation, an constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had the power and authority to indemnify its Directors, Trustees, Officers, employees or agents, so that any person who is or was a Director, Trustee, Officer, employee or agent of such constituent corporation or of any entity a majority of the voting Shares of which is owned by such constituent corporation or is or was serving at the request of such constituent corporation as a Director, Trustee, Officer, employee or agent of the corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section with respect to the resulting or surviving Corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

09.     Further  Bylaws

The Board of Directors may from time to time adopt further Bylaws with specific respect to indemnification and may amend these and such Bylaws to provide at all times the fullest indemnification permitted by the General Corporation Law of the State of Nevada.

ITEM  15.     RECENT  SALES  OF  UNREGISTERED  SECURITIES.

On July 19, 2009, we issued 5,000,000 restricted common shares at $0.01 per share to the former stockholders of NSC in exchange for all of their shares in NSC in connection with our acquisition of all the issued and outstanding shares of NSC. The shares were issued without registration in reliance on an exemption provided by Regulation S promulgated under the Securities Act. No general solicitation was made in connection with the offer or sale of these securities. The common shares were surrendered to the Company on December 1, 2009, as part of the rescission of the acquisition of NSC.

On September 8, 2009, the Company issued 200,000 common shares to a director of the Company as consideration for his services as a director at the fair market value of $0.55 per share for a total of $110,000. The shares were issued without registration in reliance on an exemption provided by Regulation S promulgated under the Securities Act. No general solicitation was made in connection with the offer or sale of these securities. On March 31, 2010 the director surrendered these shares to the Company.

On December 31, 2009, we issued to NSC a non-interest bearing note in an amount equal to $50,000 that was convertible at the rate of the average volume weighted closing price of the common shares on the NASD over-the-counter bulletin board for a period of 10 business days prior to the surrender date and the conversion is deemed to have been effected on the 61st day following the surrender date. The note was issued as part of the rescission of our acquisition of NSC, to reimburse NSC for $50,000 in costs and expenses incurred by it in the acquisition of its sales license from RSi. The note was issued without registration in reliance on an exemption provided by Regulation S promulgated under the Securities Act. On August 10, 2010 we repaid the note in full. NSC was formerly controlled by our sole officer and director, but on July 1, 2010, he divested all his interest in the NSC and does not retain any beneficial ownership of NSC whatsoever.

On August 16, 2010, we issued 15,138,800 shares of our common stock to a creditor of Novagen at a price of $0.01 per share, in full and final settlement of a debt of $151,388 owed by Novagen to the creditor. The shares were issued without registration in reliance upon exemptions provided by Sections 4(2) and 4(6) of the Securities Act and Regulation D promulgated thereunder.

On August 16, 2010, we issued 230,000 shares of our common stock to a creditor of Novagen at a price of $0.01 per share, in full and final settlement of a debt of $2,300 owed by Novagen to the creditor. The shares were issued without registration in reliance on an exemption provided by Regulation S promulgated under the Securities Act.

On August 16, 2010, we issued 5,855,800 shares of our common stock to a company controlled by our sole officer and director at a price of $0.01 per share, in full and final settlement of a debt of $58,558 owed by Novagen to our sole officer and director. The shares were issued without registration in reliance on an exemption provided by Regulation S promulgated under the Securities Act.

On August 16, 2010 we issued 10,000,000 shares of our common stock at a price of $0.01 per share to five purchasers for total cash proceeds of $100,000. The shares were issued without registration in reliance on an exemption provided by Regulation S promulgated under the Securities Act. No general solicitation was made in connection with the offer or sale of these securities. One of the purchasers, who acquired 2,300,000 shares through the offering, is the mother of our sole officer and director.

ITEM  16.     EXHIBITS

-------------------------------------------------------------------------------
Exhibit No.  Document
-------------------------------------------------------------------------------
       3.1 Articles of Incorporation, Novagen Solar Inc., incorporated by reference from the amended Form 10-K filed May 17, 2010

       3.2 Amended and Restated Bylaws, Novagen Solar Inc., incorporated by reference from the amended Form 10-K filed May 17, 2010

       5.1    Legal opinion of Conrad Lysiak, Attorney and Counselor at law

      23.1    Consent of Chang Lee, LLP, Chartered Accountants

      23.2    Consent  of  Conrad  Lysiak,  Attorney  and  Counselor  at  la
================================================================================

ITEM  17.     UNDERTAKINGS.

(a)  The undersigned registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     4. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

          i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

          ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

          iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

          iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c)  The undersigned registrant hereby undertakes that:

     1.   For purposes of determining any liability under the Securities
          Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     2.   For the purpose of determining any liability under the Securities
          Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Toronto, Ontario, Canada, on September 21, 2010.

                                           NOVAGEN  SOLAR  INC.



                                           By:/s/ Thomas Mills
                                           Thomas  Mills
                                           President,  Chief  Executive  Officer
                                           Chief  Financial  Officer,
                                           Principal  Accounting  Officer
                                           and  a  director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:



                                           By: /s/ Thomas Mills
                                           Thomas  Mills
                                           President,  Chief  Executive  Officer
                                           Chief  Financial  Officer,
                                           Principal  Accounting  Officer
                                           and  a  director